Exhibit 10.36

THIRD AMENDED AND RESTATED

WAREHOUSING CREDIT AND SECURITY AGREEMENT

(SINGLE-FAMILY MORTGAGE LOANS)

AMONG

SIRVA MORTGAGE, INC., an Ohio corporation

f/k/a COOPERATIVE MORTGAGE SERVICES, INC.

AND

WASHINGTON MUTUAL BANK, FA,

a federal association, as Lead Arranger and Agent

AND

NATIONAL CITY BANK OF KENTUCKY,

as Documentation Agent

AND

THE LENDERS PARTY HERETO

Dated as of September 30, 2002

TABLE OF CONTENTS

1.	DEFINITIONS
	1.1	Defined Terms
	1.2	Other Definitional Provisions

2.	THE CREDIT
	2.1	The Commitment
	2.2	Procedures for Obtaining Advances
	2.3	Notes
	2.4	Interest
	2.5	Principal Payments
	2.6	Expiration of Commitment
	2.7	Payment Procedure
	2.8	Fees
	2.9	Miscellaneous Charges
	2.10	Bailee
	2.11	Increased Costs; Capital Requirements
	2.12	Restatement

3.	COLLATERAL
	3.1	Grant of Security Interest
	3.2	Security Interest in Mortgage-backed Securities
	3.3	Delivery of Collateral Documents
	3.4	Delivery of Additional Collateral; Mandatory Prepayments
	3.5	Right of Redemption from Pledge
	3.6	Collection and Servicing Rights
	3.7	Return or Release of Collateral at End of Commitment

4.	CONDITIONS PRECEDENT
	4.1	Initial Advance
	4.2	Each Advance

5.	REPRESENTATIONS AND WARRANTIES
	5.1	Organization; Good Standing; Subsidiaries
	5.2	Authorization and Enforceability
	5.3	Financial Condition.
	5.4	Litigation
	5.5	Compliance with Laws
	5.6	Regulation U
	5.7	Investment Company Act
	5.8	Agreements
	5.9	Title to Properties
	5.10	ERISA

i

	5.11	Eligibility
	5.12	Special Representations Concerning Collateral
	5.13	RICO
	5.14	Proper Names
	5.15	Direct Benefit From Loans
	5.16	Loan Documents Do Not Violate Other Documents
	5.17	Consents Not Required
	5.18	Material Fact Representations
	5.19	Place of Business
	5.20	Use of Proceeds; Business Loans
	5.21	No Undisclosed Liabilities
	5.22	Tax Returns and Payments
	5.23	Subsidiaries
	5.24	Holding Company

6.	AFFIRMATIVE COVENANTS
	6.1	Payment of Notes
	6.2	Financial Statements and Other Reports
	6.3	Maintenance of Existence; Conduct of Business
	6.4	Compliance with Applicable Laws
	6.5	Inspection of Properties and Books
	6.6	Notice
	6.7	Payment of Debt, Taxes, etc
	6.8	Insurance
	6.9	Closing Instructions
	6.10	Other Loan Obligations.
	6.11	Use of Proceeds of Advances
	6.12	Special Affirmative Covenants Concerning Collateral
	6.13	Cure of Defects in Loan Documents

7.	NEGATIVE COVENANTS
	7.1	Contingent Liabilities
	7.2	Pledge of Servicing Contracts/Mortgage Loans
	7.3	Merger; Acquisitions
	7.4	Loss of Eligibility.
	7.5	Adjusted Tangible Net Worth.
	7.6	Debt to Adjusted Tangible Worth Ratio
	7.7	Minimum Current Ratio
	7.8	Transactions with Affiliates
	7.9	Limits on Corporate Distributions
	7.10	RICO
	7.11	No Loans or Investments Except Approved Investments
	7.12	Charter Documents and Business Termination
	7.13	Changes in Accounting Methods
	7.14	No Sales, Leases or Dispositions of Property
	7.15	Changes in Business or Assets
	7.16	Changes in Office or Inventory Location

	7.17	Special Negative Covenants Concerning Collateral
	7.18	No Indebtedness
	7.19	Ownership of the Company
	7.20	Payments of Subordinated Debt

8.	DEFAULTS; REMEDIES
	8.1	Events of Default
	8.2	Remedies
	8.3	Application of Proceeds
	8.4	Agent Appointed Attorney-in-Fact
	8.5	Right of Offset
	8.6	Waivers
	8.7	Performance by Agent
	8.8	No Responsibility.
	8.9	No Waiver
	8.10	Cumulative Rights
	8.11	Costs

9.	NOTICES

10.	REIMBURSEMENT OF EXPENSES; INDEMNITY
	10.1	Reimbursement of Expenses and Indemnification by Company
	10.2	INDEMNIFICATION BY THE LENDERS

11.	FINANCIAL INFORMATION

12.	AGREEMENTS CONCERNING THE AGENT AND THE LENDERS
	12.1	Appointment
	12.2	Employment of Others by the Agent
	12.3	Exculpatory Provisions
	12.4	Defaults
	12.5	Reliance
	12.6	Resignation of the Agent
	12.7	Removal of the Agent
	12.8	Effective Date of Resignation or Removal
	12.9	Successor Agent
	12.10	Credit Decisions
	12.11	Merger of the Agent
	12.12	Agent and Affiliates
	12.13	Lender’s Cooperation
	12.14	Withholding Tax
	12.15	Sharing
	12.16	Commitment Increases
	12.17	Participation
	12.18	Amendments and Modifications

13.	MISCELLANEOUS
	13.1	Assignment
	13.2	The Register
	13.3	Disclosures
	13.4	Pledges
	13.5	Governing Law
	13.6	Relationship of the Parties
	13.7	Severability
	13.8	Usury
	13.9	Consent to Jurisdiction
	13.10	Arbitration.
	13.11	ADDITIONAL INDEMNITY
	13.12	No Waivers Except in Writing
	13.13	WAIVER OF JURY TRIAL
	13.14	Multiple Counterparts
	13.15	No Third Party Beneficiaries
	13.16	RELEASE OF LIABILITY
	13.17	Entire Agreement; Amendment
	13.18	NOTICE PURSUANT TO TX. BUS. & COMM. CODE § 26.02

THIRD AMENDED AND RESTATED

WAREHOUSING CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Agreement”), is dated as of September 30, 2002, by and among SIRVA MORTGAGE, INC., an Ohio corporation f/k/a Cooperative Mortgage Services, Inc. (the “Company”), having its principal office at 6070 Parkland Boulevard, Mayfield Heights, Ohio 44124, the lenders from time to time party hereto (together with any successors and assigns thereof, being hereinafter referred to individually as a “Lender” and collectively as the “Lenders”) and WASHINGTON MUTUAL BANK, FA, a federal association, successor by merger to BANK UNITED, a federal savings bank, in its capacity as one of the Lenders, as lead arranger, and as agent (it and its successors in that capacity called the “Agent”) for the Lenders having its principal office at 3200 Southwest Freeway, Suite 1922, Houston, Texas 77027 and NATIONAL CITY BANK OF KENTUCKY, as documentation agent (“Documentation Agent”).

WHEREAS, the Company, the Agent, the Documentation Agent, and the Lenders entered into that certain Second Amended and Restated Warehousing Credit and Security Agreement (as amended, the “Existing Agreement”) dated April 18, 2002 whereby Lenders agreed, subject to the terms and conditions of the Existing Agreement, to make certain loans to the Company to finance the origination or purchase of Mortgage Loans (as that term is herein defined), which loans are for the benefit of the Company;

WHEREAS, the Company and the Lenders desire to make certain amendments to the Existing Agreement;

NOW, THEREFORE, for good and valuable consideration, the amount and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree that the Existing Agreement is amended and restated in its entirety as follows:

1.             DEFINITIONS.

1.1           Defined Terms. Capitalized terms defined below or elsewhere in this Agreement (including the exhibits hereto) shall have the following meanings:

“Additional Lender” means a Person admitted as a Lender under this Agreement by the terms of an amendment hereto.

“Adjusted Tangible Net Worth” means with respect to Company at any date, the Tangible Net Worth of Company at such date plus one percent (1%) of the unpaid principal balances of Mortgage Loans at such date for which the Company owns the Servicing Rights and that are serviced by Company for Persons other than Company plus the unpaid principal amount of all Subordinated Debt of the Company at such date, if any.

“Advance” means a disbursement by the Lenders under the Commitment pursuant to Article 2 of this Agreement.

“Advance Date” means, for any Advance, the date it is disbursed.

“Advance Request” has the meaning set forth in Section 2.2(a) hereof.

“Affiliate” means and includes, with respect to a specified Person, any other Person:

(a)           that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person;

(b)           that is a director, trustee, general partner or executive officer of the specified Person or serves in a similar capacity in respect of the specified Person;

(c)           that, directly or indirectly through one or more intermediaries, is the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person; or

(d)           of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities.

Without limiting the generality of the foregoing, for the purposes of this Agreement, SIRVA shall be deemed Affiliate of the Company.

“Aged Mortgage Loan” means (a) a HELOC Mortgage Loan that satisfies all of the requirements of an Eligible Mortgage Loan except that it has been included in Collateral for a period of more than sixty (60) days and (b) a Mortgage Loan, other than a HELOC Mortgage Loan or a Repurchased Mortgage Loan, that satisfies all of the requirements of an Eligible Mortgage Loan except it has been included in Collateral for a period of more than ninety (90) days.

“Agent” means, at any time, Washington Mutual Bank, FA or its successors acting as agent for Lenders under the Loan Documents.

“Agent’s Fee” has the meaning set forth in Section 2.8(c) hereof.

“Aggregate Commitment Amount” has the meaning set forth in the definition of “Commitment” found in Section 1.1 hereof.

“Agreement” means this Third Amended and Restated Warehousing Credit and Security Agreement (Single Family Mortgage Loans), either as originally executed or as it may from time to time be supplemented, modified or amended.

“Applicable Law” means the laws of the State of Texas and the United States of America in effect from time to time and applicable to the transactions among the Agent, Lenders and the Company pursuant to this Agreement and the other Loan Documents whichever permits the charging and collection of the highest nonusurious rate of interest on such transactions. For purposes of determining Texas law with respect to the highest nonusurious rate of interest, the weekly ceiling permitted under Chapter 303 of the Texas Finance Code, as amended, shall be controlling.

“Approved Custodian” means a Person acceptable to the Agent from time to time in its sole discretion, who possesses Mortgage Loans that secure Mortgaged-backed Securities.

“Bailee Letter” has the meaning set forth in Section 3.3 hereof.

“Basic Rate” has the meaning set forth in Section 2.4(a)(3) hereof.

“Business Day” means any day excluding Saturday, Sunday and any day on which Agent is closed for business.

“Capitalized Lease” means any lease under which rental payments are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capitalized Rentals” means the amount of aggregate rentals due and to become due under all Capitalized Leases under which the Company is a lessee that would be reflected as a liability on a balance sheet of the Company.

“Change of Control” means

(a)           a sale of substantially all of the Company’s assets to any Person or related group of Persons; or

(b)           any merger or consolidation of the Company with or into another Person with the effect that SIRVA holds (directly or indirectly) less than one hundred percent (100%) of the total voting power entitled to vote in election of directors, managers, or trustees of the survivor of such merger or consolidation; or

(c)           the occurrence of any event after which SIRVA no longer owns (directly or indirectly) voting stock having one hundred percent (100%) of the total voting power entitled to vote in the election of directors of the Company.

“Collateral” has the meaning set forth in Section 3.1 hereof.

“Collateral Documents” means all of the documents and other items described on Exhibit “C” hereto and required to be delivered to the Agent in connection with an Advance.

“Collateral Value” means, at the time of any determination,

(a)           with respect to any Eligible Mortgage Loan, an amount equal to the least of (i) the actual out-of-pocket cost of such Mortgage Loan to the Company, i.e., the net amount actually funded against such Mortgage Loan or the net purchase price of such Mortgage Loan, (ii) the Par Value thereof, (iii) the amount which the Investor has committed to pay for such Mortgage Loan pursuant to a Purchase Commitment, or (iv) the Fair Market Value of such Mortgage Loan;

(b)           with respect to Mortgage-backed Securities, an amount equal to the least of (i) the sum of the principal balances of the Mortgage Loans from which such Mortgage-backed Securities were created, (ii) the amount which the Investor has committed to pay for such Mortgage-backed Securities pursuant to a Purchase Commitment, or (iii) the Fair Market Value of such Mortgage-backed Securities;

(c)           with respect to any Aged Mortgage Loan, an amount equal to the least of (i) the Par Value thereof or (ii) the market value of such Mortgage Loan as determined by Agent in its sole discretion;

(d)           with respect to Collateral that is not described in (a), (b), or (c) the Collateral Value shall be equal to $0.00;

(e)           notwithstanding the foregoing, with respect to Mortgage Loans that are not or cease to be Eligible Mortgage Loans, the Collateral Value thereof shall equal $0.00.

“Combined Loan to Value Ratio” means, with respect to any Mortgage Loan, the ratio expressed as a percentage that the sum of the original principal balance of such Mortgage Loan at the time of any determination and if such Mortgage Loan is secured by a Second Mortgage, the then current principal balance of any related first priority mortgage bears to the appraised value of the related mortgaged property at the time such Mortgage Loan was originated.

“Commitment” means the commitment of the Lenders to make Advances hereunder in an aggregate principal amount at any time outstanding that shall not exceed FIFTY-SIX MILLION AND NO/100 DOLLARS ($56,000,000.00) (“Aggregate Commitment Amount”), provided, however, that (a) on July 30, 2003, the Aggregate Commitment Amount shall be reduced to TWENTY-EIGHT MILLION AND NO/100 DOLLARS ($28,000,000.00) and (b) no Lender’s portion of such Advances may ever exceed its Commitment Amount. The Commitment shall be composed of two tranches with the first tranche (“Tranche A Commitment”) being in the amount of $28,000,000.00 and having a Termination Date occurring on July 30, 2003 and the second tranche (“Tranche B Commitment”) being in the amount of $28,000,000.00 and having a Termination Date occurring on July 31, 2004.

“Commitment Amount” means, with respect to each Lender and the Tranche A Commitment and the Tranche B Commitment, the amount set forth opposite its name and so designated on Exhibit “O” hereto, as the same may be amended and as that amount may be canceled or terminated under this Agreement.

“Commitment Percentage” means, at any time, for any Lender, the proportion (stated as a percentage) that its Commitment Amount bears to the Aggregate Commitment Amount subject to any adjustment by the Agent pursuant to the terms of this Agreement.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Conventional Mortgage Loan” means a Single-family Mortgage Loan, other than an FHA Loan or VA Loan, that complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract.

“Credit A Mortgage Loan” means a FHA Loan, VA Loan, Conventional Mortgage Loan, or a Jumbo Loan.

“Current Assets” means, with respect to any Person, those assets set forth in the consolidated balance sheet of a Person prepared in accordance with GAAP, as current assets, defined as those assets that are now cash or will be by their terms or disposition be converted to cash within one year of the date of calculation; provided, however there shall be excluded from the assets of the Company, any and all advances or loans to Affiliates of the Company, accounts from Affiliates of the Company, and investments in Affiliates of the Company.

“Current Liabilities” means, with respect to any Person, those liabilities set forth in the consolidated balance sheet of a Person prepared in accordance with GAAP, as current liabilities, defined as those liabilities due upon demand or within one year from the date of calculation.

“Current Ratio” means, with respect to any Person, the sum of the amounts set forth in the consolidated balance sheet of the Person, prepared in accordance with GAAP, on the date of calculation as Current Assets divided by the sum of the amounts set forth in such consolidated balance sheet as Current Liabilities.

“Debt” means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; and (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided that for purposes of this Agreement, there shall be excluded from Debt at any date loan loss reserves, deferred taxes arising from capitalized excess service fees, and operating leases. With respect to the Company, the term “Debt” shall include all off balance sheet warehouse loan obligations owed to any Person, including, without limitation, indebtedness or other obligations of the Company under all repurchase arrangements. For the purposes of calculating the Debt of the Company, Subordinated Debt of the Company shall be excluded from Debt.

“Default” means the occurrence of any event or existence of any condition which, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.4(c) hereof.

“Electronic Request” has the meaning set forth in Section 2.2(a) hereof.

“Eligible Mortgage Loan” means a Mortgage Loan, that, at all times during the term of this Agreement, (a) is a Credit “A” Mortgage Loan, HELOC Mortgage Loan or a

Repurchased Mortgage Loan; (b) is evidenced by loan documents that are the standard forms approved by FNMA or FHLMC or forms previously approved, in writing, by the Agent in its sole discretion; (c) is made to a natural person or persons; (d) is validly pledged to the Agent for the benefit of the Lenders, subject to no other Liens; (e) is not in default in the payment of principal and interest or in the performance of any obligation under the Mortgage Note or the Mortgage evidencing or securing such Eligible Mortgage Loan for a period of sixty (60) days or more; (f) has closed less than twenty-five (25) days prior to the date of the Advance made in connection with such Eligible Mortgage Loan, excluding Repurchased Mortgage Loans; (g) has a Combined Loan-to-Value Ratio not greater than one hundred percent (100%); and (h) is covered by a Purchase Commitment, excluding Repurchased Mortgage Loans.

“Eligible Mortgage Pool” means a pool of Mortgage Loans that will secure a “mortgage related security,” as defined in Section  3(a)(41) of the Exchange Act administered or to be administered by a trustee acceptable to Agent in its sole discretion where the Mortgage, Mortgage Note and other documents relating to such Mortgage Loans are held or to be held by an Approved Custodian.

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

“Event of Default” means any of the conditions or events set forth in Section 8.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

“Extraordinary Servicing Expenses” means all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, but excluding ordinary overhead expenses and salary expenses for the Agent’s personnel), which are incurred by the Agent at any time or from time to time in connection with: (a) the preparation, execution, delivery or modification of the Loan Documents; (b) the preservation of Collateral; (c) the collection or enforcement of the Company’s or any other Obligor’s liabilities to the Lenders under the Loan Documents; (d) the sale, disposition, realization upon or the recovery of possession of Collateral; or (e) the filing and prosecution of a complaint or defense to a complaint with respect to any of the above matters, or the defense of any claim, actual or threatened, by any Obligor, a receiver or trustee in bankruptcy for any Obligor for, or on account of, or with respect to the Commitment, or the Loan Documents.

“Fair Market Value” means, at any date, with respect to:

(a)           any Mortgage-backed Security, the bid price rate reflected on the Telerate screen for a Mortgage-backed Security with the closest coupon rate that does not exceed that of the Mortgage-backed Security in question multiplied by the original face amount of such Mortgage-backed Security, and multiplied by the current pool factor for such Mortgage-backed Security.

(b)           any Mortgage Loan, the market price rate reflected on the Telerate screen for thirty (30) day mandatory future delivery of such Mortgage Loan multiplied by the outstanding principal balance thereof.

In the event Telerate does not publish or ceases to publish either the market or bid price rate for any Mortgage Loan or Mortgage-backed Security referenced in (a) and (b) above, the average bid price rate quoted in writing to the Agent as of the date of determination by any two nationally recognized dealers selected by Agent that are making a market in similar Mortgage Loans or Mortgaged-backed Securities shall be utilized in lieu of the market or bid price rate, as the case may be.

“Federal Funds Rate” means for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions from three Federal funds brokers of recognized standing.

“FHA” means the Federal Housing Administration and any successor thereto.

“FHA Loan” means a Single-family Mortgage Loan, payment of which is partially or completely insured by the FHA under the National Housing Act or Title V of the Housing Act of 1949 or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

“FHLMC” means the Federal Home Loan Mortgage Corporation and any successor thereto.

“FHLMC Guide” means the Freddie Mac Sellers’ and Servicers’ Guide, dated September 17, 1984, applicable bulletins, the applicable MIDANET Users Guide (or the MIDAPHONE User’s Guide) and any particular purchase documents as defined in the Sellers’ and Servicers’ Guide, as revised prior to the date hereof.

“FICA” means the Federal Insurance Contributions Act or any successor statute.

“First Mortgage” means a mortgage or deed of trust which constitutes a first Lien on improved property containing one-to-four family residences.

“First Mortgage Loan” means a Mortgage Loan secured by a First Mortgage.

“FNMA” means the Federal National Mortgage Association and any successor thereto.

“FNMA Guide” means the FNMA Servicing Guide dated June 30, 1990, as revised prior to the date hereof.

“Funding Account” means the non-interest bearing demand checking account established with, maintained by, and pledged to Agent for the benefit of Lenders into which shall be deposited the proceeds of Advances, the proceeds from any sale of Collateral, and from which funds shall be disbursed for the funding or acquisition of Mortgage Loans.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“GNMA” means the Government National Mortgage Association and any successor thereto.

“GNMA Guide” means the GNMA I Mortgage-Backed Securities Guide, Handbook GNMA 5500.1 REV. 6, as revised prior to the date hereof, and as may be revised from time to time, and GNMA II Mortgage-Backed Securities Guide Handbook GNMA 5500.2, as revised prior to the date hereof.

“Hedging Arrangements” means, with respect to the Company, any agreements or other arrangement (including, without limitation, interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into by the Company to protect itself against changes in the value of any of the Collateral or changes in the interest rate applicable to the Advances.

“HELOC Mortgage Loan” means a Single-family Mortgage Loan that evidences an open-ended revolving line of credit.

“HUD” means the Department of Housing and Urban Development and any successor thereto.

“Indebtedness” means and includes, without duplication, (1) all items which in accordance with GAAP, consistently applied, would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding shareholders’ equity), (2) Capitalized Rentals under any Capitalized Lease, (3) guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (4) indebtedness secured by any mortgage, pledge, security interest or other Lien existing on any property owned by the Person with respect to which indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed.

“Indemnified Liabilities” has the meaning set forth in Article 10 hereof.

“Ineligible Mortgage Loans” has the meaning set forth in Section 12.18 hereof.

“Interim Date” has the meaning set forth in Section 4.1(a)(4) hereof.

“Internal Revenue Code” means the Internal Revenue Code of 1986, or any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

“Investor” means FNMA, FHLMC, GNMA, any of the Persons listed in Exhibit “L” hereto, or a financially responsible institution which is acceptable to Agent, in its sole discretion; provided that at any time by written notice to Company Agent may disapprove any Investor in its sole discretion, whether or not that Person is named as an Investor in this definition or in Exhibit “L” or has been previously approved as an Investor by Agent. Upon receipt of such notice, the Persons named in Agent’s notice shall no longer be Investors from and after the date of the receipt of such notice.

“Jumbo Loan” means a Single-family Mortgage Loan (other than a FHA Loan or VA Loan) that complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract then in effect except that the amount of such Mortgage Loan exceeds the maximum amount under those requirements, but in no event shall the amount of such Single-family Mortgage Loan exceed SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($650,000.00).

“Loan” means the loan under this Agreement – the sum of all Advances made pursuant to Article 2 of this Agreement – all of which shall be treated and considered as one loan.

“Lender” has the meaning set forth in the first paragraph of this Agreement.

“LIBOR Rate” means a rate of interest equal to the London Interbank Offered Rate for U. S. dollar deposits for an interest period of one month as quoted or published by Telerate, Bloomberg or any other rate quoting service, selected by Agent in its sole discretion for any day during a given month. In the event such rate ceases to be published or quoted, LIBOR Rate shall mean a comparable rate of interest reasonably selected by Agent. Agent’s determination of the LIBOR Rate shall be conclusive and binding on the Company, absent manifest error.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Loan Documents” means this Agreement, the Notes, and each other document, instrument or agreement executed by the Company or any other Person in connection herewith or therewith, as any of the same may be amended, restated, renewed or replaced from time to time.

“Majority Lenders” means, at any date, (a) if there are only two (2) Lenders party to this Agreement, Majority Lenders shall mean both Lenders and (b) if there are more than two (2) Lenders party to this Agreement, Majority Lenders shall mean the Lenders holding not less than sixty-six and two-thirds percent (66-2/3%) of the Commitment or, if the Commitment has expired, the aggregate outstanding principal balance of Advances.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Market Value” means, with respect to any Mortgage Loan, at any time, an amount determined by Agent, in its sole discretion, to be the market value of such Mortgage Loan based upon (a) information then available to Agent regarding quotes to dealers for the purchase of mortgage loans similar to such Mortgage Loan or (b) sales prices actually received by Company for Mortgage Loans sold by Company during the immediately preceding thirty (30) day period similar to such Mortgage Loan.

“Maximum Rate” means the maximum lawful non-usurious rate of interest (if any) that, under Applicable Law, any Lender may charge the Company on the Advances from time to time. To the extent that the interest rate laws of the State of Texas are applicable and unless changed in accordance with law, the applicable rate ceiling shall be the weekly ceiling determined in accordance with Chapter 303 of the Texas Finance Code, as amended.

“Monthly Average LIBOR Rate” means the average of all LIBOR Rates quoted during a given month. In the event (i) the Notes are paid in full and the Commitment is terminated prior to a month end; or (ii) the initial Advance hereunder occurs on a date other than the first day of that month on which LIBOR Rates are quoted, the Monthly Average LIBOR Rate shall mean, in the case of clause (i), the average of all LIBOR Rates quoted that month up to and including the last Business Day prior to such payment in full; or, in the case of clause (ii), the average of all LIBOR Rates quoted on the date of the initial Advance through the end of that month.

“Mortgage” means a First Mortgage or Second Mortgage on improved real property containing one-to-four family residences.

“Mortgage-backed Securities” means FHLMC, GNMA or FNMA securities that are backed by Mortgage Loans.

“Mortgage Loan” means any loan evidenced by a Mortgage Note. A Mortgage Loan, unless otherwise expressly stated herein, means a Single-family Mortgage Loan.

“Mortgage Note” means a note secured by a Mortgage.

“Mortgage Note Amount” means, as of the date of determination, the then outstanding unpaid principal amount of a Mortgage Note.

“Mortgage Pool” means a pool of Mortgage Loans that were warehoused with the Agent, on the basis of which there is to be issued a Mortgage-backed Security.

“Mortgaged Property” means the property, real, personal, tangible or intangible, securing a Mortgage Note.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is maintained for employees of the Company or a Subsidiary of the Company.

“Non-Usage Fee” has the meaning set forth in Section 2.8(b) hereof.

“Note” means any promissory note delivered by Company to a Lender or Additional Lender pursuant to Section 2.3 or Section 12.16 in the form attached hereto as Exhibit “N” and all renewals, increases, modifications, replacements, and extensions thereof. “Notes” means, collectively, each Lender’s and Additional Lender’s Note.

“Notices” has the meaning set forth in Article 9 hereof.

“Obligations” means any and all indebtedness, obligations, and liabilities of the Company to each Lender and the Agent (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents, or any of them, and any renewals, extensions, modifications, enlargements, reinstatements or rearrangements thereof.

“Obligor” means the Company and any guarantor or other person liable for payment or performance of the Obligations.

“Officer’s Certificate” means a certificate executed on behalf of the Company by its chief financial officer or its treasurer or by such other officer as may be designated herein, in substantially the form of Exhibit “F” hereto.

“Par Value” means, with respect to any Mortgage Loan at the time of any determination, the unpaid principal balance of such Mortgage Loan on such date.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and federal and state governments and agencies or regulatory authorities and political subdivisions thereof.

“Plans” has the meaning set forth in Section 5.10 hereof.

“Pledged Mortgages” has the meaning set forth in Section 3.1(a) hereof.

“Pledged Securities” has the meaning set forth in Section 3.1(b) hereof.

“PMI” means any private mortgage insurance company which is acceptable to Agent, in its sole discretion; provided that at any time by written notice to Company, Agent may disapprove any PMI because it has determined in its sole discretion and for any reason that it is no longer comfortable with that Person being a PMI, whether or not that Person has been previously approved as a PMI by Agent. Upon receipt of such notice, the Persons named in Agent’s notice shall no longer be PMIs from and after the date of receipt of such notice.

“Purchase Commitment” means (a) a written commitment, in form and substance satisfactory to the Agent, issued in favor of the Company by an Investor pursuant to which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities of a particular type and yield owned by Company at a committed price, which commitment shall at all times be subject to approval by Agent as to the terms and conditions or (b) a written master commitment or any other written commitment on general terms and conditions approved by the Agent, issued in favor of the Company by an Investor pursuant to which Investor commits to purchase from Company from time to time up to a specified dollar amount of Mortgage Loans without specification of the yield or purchase price of each such Mortgage Loan.

“Redemption Amount” has the meaning set forth in Section 3.5 hereof.

“Repurchased Mortgage Loan” means a Wamu Mortgage Loan that Company is obligated to repurchase from Washington Mutual under the terms of its Purchase Commitment or other contractual obligation owed by Company to Washington Mutual for any reason other than fraud of the Company or any other Person in the origination of such Mortgage Loan.

“RICO” means the Racketeer Influenced and Corrupt Organizations Act of 1970, as amended.

“Second Mortgage” means a mortgage or deed of trust which constitutes a second Lien on improved property containing one-to-four family residences.

“Second Mortgage Loan” means a Single-family Mortgage Loan that is secured by a Second Mortgage that (a) has a Combined Loan-to-Value Ratio not greater than one hundred percent (100%) (ratio to be based upon all loans, including such Second Mortgage Loan, secured by the Mortgaged Property securing such Second Mortgage Loan); (b) is underwritten in accordance with standards approved by Agent so that such Mortgage Loan is readily salable to an Investor; and (c) is covered by a Purchase Commitment.

“Servicing Contract” means, with respect to any Person, the arrangement, whether or not in writing, pursuant to which such Person has the right to service Mortgage Loans.

“Servicing Rights” means (a) the rights, obligations, remedies, powers, and responsibilities of a Person to service Mortgage Loans owned by that Person, including without limitation the right to collect principal and interest payments, administer escrow accounts, and the right to own and possess loan files and all records, documents, and data relating to such Mortgage Loans, and (b) the obligations, rights, remedies, powers, privileges, benefits and responsibilities of a Person to service Mortgage Notes for GNMA, FNMA or FHLMC under and in accordance with the GNMA Guide, the FNMA Guide and the FHLMC Guide, respectively or for any Investor under any Servicing Contract, including, without limitation, (i) the right to receive servicing fees, termination fees, net sales proceeds, late charges, insufficient fund fees, and other ancillary income relating to the Mortgage Notes (ii) the right to hold and administer the escrow accounts, and (iii) the right to all loan files, insurance files, tax records, collection records, documents, ledgers, computer printouts, computer tapes and other records, data or information relating to the Mortgage Notes, the escrow accounts or the servicing or otherwise necessary or proper to perform the obligations of servicer.

“Shipped Mortgage Loans” means a Mortgage Loan for which Agent has shipped the related Collateral Documents to an Investor for purchase by such Investor pursuant to a Purchase Commitment. A Mortgage Loan shall be classified as a Shipped Mortgage Loan for the period beginning on the date the Agent ships the related Collateral Documents to an Investor and ending on the earliest to occur of (a) the date the Agent receives the proceeds of such Mortgage Loan from the Investor, (b) the date the Agent receives the related Collateral Documents from the Investor and (c) thirty (30) days from the date Agent shipped the related Collateral Documents to the Investor.

“Single-family Mortgage Loan” means a Mortgage Loan secured by a Mortgage covering improved real property containing one to four family residences.

“SIRVA” means SIRVA, Inc., a Delaware corporation.

“Statement Date” has the meaning set forth in Section 4.1(a)(4) hereof.

“Subordinated Debt” means, with respect to any Person, all Indebtedness of such Person, for borrowed money, which is, by its terms (which terms shall have been approved by the Agent) or by the terms of a subordination agreement, in form and substance satisfactory to the Agent, effectively subordinated in right of payment to all other present and future obligations and all indebtedness of such Person, of every kind and character, owed to the Agent.

“Subsidiary” means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Tangible Net Worth” means, with respect to any Person at any date, the sum of the total shareholders’ equity in such Person (including capital stock, additional paid-in capital, and retained earnings, but excluding treasury stock, if any), on a consolidated basis; less the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP), including without limitation, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, franchises, and Servicing Rights, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.3 hereof; provided that, for purposes of this Agreement, there shall be excluded from total assets, advances or loans to shareholders, officers or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of such Person and those other assets which would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in the Audit Guide for Audit of Approved Non-Supervised Mortgagees”, as in effect as of such date. For the purposes of calculating the Tangible Net Worth of such Person, Subordinated Debt of such Person shall be excluded from the liabilities of such Person.

“Termination Date” means (a) with respect to Tranche A Commitment, July 30, 2003, or such earlier date upon which Lenders’ obligation to fund shall be terminated pursuant to the terms of this Agreement and (b) with respect to Tranche B Commitment, July 31, 2004, or such earlier date upon which Lenders’ obligation to fund shall be terminated pursuant to the terms of this Agreement.

“Texas Finance Code” is defined in the definition of “Applicable Law.”

“Tranche A Commitment” has the meaning set forth in the definition of “Commitment” found in Section 1.1 hereof.

“Tranche B Commitment” has the meaning set forth in the definition of “Commitment” found in Section 1.1 hereof.

“Tribunal” means any court or governmental department, commission, board, bureau, agency, or instrumentality of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

“Unit Collateral Value” means, at the time of any determination, (a) with respect to any Eligible Mortgage Loan that is a Wamu Mortgage Loan, but not an Aged Mortgage Loan or a Repurchased Mortgage Loan, an amount equal to one hundred percent (100%) of the Collateral Value of such Mortgage Loan as of such date; (b) with respect to any Eligible Mortgage Loan that is not a Wamu Mortgage Loan or a Repurchased Mortgage Loan or a HELOC Mortgage Loan, or an Aged Mortgage Loan, an amount equal to ninety-eight percent (98%) of the Collateral Value of such Mortgage Loan as of such date; (c) with respect to any Eligible Mortgage Loan that is a HELOC Mortgage Loan but not a Repurchased Mortgage Loan or Aged Mortgage Loan, an amount equal to ninety-six percent (96%) of the Collateral Value of such Mortgage Loan as of such date; (d) with respect to any Eligible Mortgage Loan that is a Repurchased Mortgage Loan, an amount equal to eighty percent (80%) of the Collateral Value of such Mortgage Loan as of such date; (e) with respect to each Repurchased Mortgage Loan, an amount equal to eighty percent (80%) of the Collateral Value of such Repurchased Mortgage Loan as of such date less five percent (5%) of the amount of the original Advance made against such Repurchased Mortgage Loan for each thirty (30) days such Repurchased Mortgage Loan is included in Collateral until such Repurchased Mortgage

Loan has been included in Collateral for one hundred eighty (180) days at which time the Unit Collateral Value of such Repurchased Mortgage Loan shall be zero; (f) with respect to each Aged Mortgage Loan included in the Collateral (calculated from the date such Mortgage Loan was originally pledged to Agent) for more than 91 days but not in excess of 120 days, an amount equal to ninety percent (90%) of the Collateral Value of such Mortgage Loan as of such date; (g) with respect to each Aged Mortgage Loan included in the Collateral (calculated from the date such Mortgage Loan was originally pledged to Agent) for more than 121 days but not in excess of 150 days, an amount equal to eighty percent (80%) of the Collateral Value of such Mortgage Loan as of such date; (h) with respect to each Aged Mortgage Loan included in the Collateral (calculated from the date such Mortgage Loan was originally pledged to Agent) for more than 151 days but not in excess of 180 days, an amount equal to seventy percent (70%) of the Collateral Value of such Mortgage Loan as of such date; (i) with respect to each Aged Mortgage Loan included in the Collateral (calculated from the date such Mortgage Loan was originally pledged to Agent) for more than 180 days, the Unit Collateral Value of such Mortgage Loan shall be equal to zero, and (j) with respect to any Mortgage Loan that is not an Eligible Mortgage Loan, its Unit Collateral Value shall be zero.

“VA” means the Veterans Administration and any successor thereto.

“VA Loan” means a Single-family Mortgage Loan, payment of which is partially or completely guaranteed by the VA under the Servicemen’s Readjustment Act of 1944 or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA or its delegated underwriter.

“Wamu Mortgage Loan” means an Eligible Mortgage Loan that Washington Mutual is committed to purchase from the Company pursuant to the terms of a Purchase Commitment.

“Washington Mutual” means Washington Mutual Bank, FA.

“Wet Settlement Advance” means a disbursement by a Lender under the Commitment and pursuant to Section 2.2(a) of this Agreement, in respect of the closing or settlement of a Single-family Mortgage Loan, prior to delivery and examination of all Collateral Documents for such Mortgage Loan.

1.2           Other Definitional Provisions.

(a)           Accounting terms not otherwise defined herein shall have the meanings given the terms under GAAP.

(b)           Defined terms may be used in the singular or the plural, as the context requires.

(c)           All references to time of day shall mean the then applicable time in Houston, Texas, unless expressly provided to the contrary.

(d)           References in any of the Loan Documents to any property being pledged to the Agent or any Liens or security interests being granted to or held by the Agent (or required so to be) shall mean, respectively, pledged to, granted to or held by Agent for itself as Lender and as agent for the other Lenders,

2.             THE CREDIT.

2.1           The Commitment.

(a)           Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, each Lender severally and not jointly agrees, from time to time during the period from the date hereof to and including the Termination Date, to make Advances to the Company, provided, however, that (1) the sum of the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed the Aggregate Commitment Amount, and (2) no Lender’s portion of the Advances shall exceed such Lender’s Commitment Amount.   Within the Commitment, the Company may borrow, repay and reborrow.  All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Notes and for the performance of all the Obligations of the Company.

(b)           Advances shall be used by the Company solely for the purpose of funding the acquisition or origination of Eligible Mortgage Loans, as specified in the Advance Request, and none other, and shall be made at the request of the Company in the manner hereinafter provided in Section 2.2, against the pledge of such Mortgage Loans, and such other collateral as is set forth in Section 3.1 hereof as Collateral therefor. Advances shall also be subject to the following restrictions:

(1)      No Advance shall be made against Mortgage Loans which are not Eligible Mortgage Loans.

(2)      The aggregate amount of Wet Settlement Advances outstanding at any one time shall not exceed the lesser of (i) TWENTY-FOUR MILLION AND NO/100 DOLLARS ($24,000,000.00) or (ii) forty-three percent (43%) of the Aggregate Commitment Amount.

(3)      The aggregate amount of Advances against Aged Mortgage Loans outstanding at any one time shall not exceed ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).

(4)      The aggregate amount of Advances against HELOC Mortgage Loans outstanding at any one time shall not exceed TWO MILLION AND NO/100 DOLLARS ($2,000,000.00).

(5)      The aggregate amount of Advances against Repurchased Mortgage Loans outstanding at any one time shall not exceed FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00).

(c)           No Advance against an Eligible Mortgage Loan shall exceed the following amounts: (i) with respect to a Credit “A” Mortgage Loan that is not a Wamu Mortgage Loan, an amount equal to ninety-eight percent (98%) of the Collateral Value of such Mortgage Loan determined as of the date is pledged to the Agent; (ii) with respect to a Wamu Mortgage Loan, an amount equal to one hundred percent (100%) of the Collateral Value of such Mortgage Loan determined as of the date it is pledged to the Agent; (iii) with respect to a HELOC Mortgage Loan, an amount equal to ninety-six percent (96%) of the Collateral Value of such Mortgage Loan determined as of the date it is pledged to the Agent; and (iv) with respect to a Repurchased Mortgage Loan, an amount equal to eighty percent (80%) of the Collateral Value of such Mortgage Loan determined as of the date it is pledged to the Agent.

2.2           Procedures for Obtaining Advances.

(a)           The Company may obtain an Advance hereunder, subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 hereof, upon compliance with the procedures set forth in this Section 2.2 and in Exhibit “C” attached hereto and made a part hereof.  Requests for Advances shall be initiated by the Company (i) by delivering to the Agent, by telecopy, a completed and signed request for an Advance (an “Advance Request”) in the form of Exhibit “A” attached hereto and made a part hereof, or (ii) by using the electronic data transmission service provided by the Agent and its licensor, MBMS Incorporated, to transmit to the Agent a request for Advance (“Electronic Request”), which shall include all information required by Exhibit “A” through the Warehouse Management System software provided by the Agent and its licensor, MBMS Incorporated. The Agent shall have the right, on not less than three (3) Business Days’ prior notice to the Company, to modify the Advance Request, Electronic Request, or any exhibits hereto to conform to current legal requirements or Agent practices, and, as so modified, said Advance Request, Electronic Request or exhibits shall be deemed a part hereof.  In consideration of the Lenders permitting the Company to make Electronic Requests for Advances utilizing the Warehouse Management System software or Advance Requests by telecopy, the Company covenants and agrees to assume liability for and to protect, indemnify and save the Lenders and Agent harmless from, any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys’ fees and expenses of employees, which may be imposed, incurred by or asserted against the Lenders or Agent by reason of any loss, damage or claim howsoever arising or incurred because of, out of or in connection with (i) any action of any Lender or the Agent pursuant to Electronic Requests or Advance Requests by telecopy, (ii) the breach of any provisions of this Agreement by the Company, (iii) the transfer of funds pursuant to such Electronic Requests or Advance Requests by telecopy, or (iv) the Agent’s or any Lender’s honoring or failing to honor any Electronic Request or Advance Request by telecopy for any reason or no reason whatsoever. The Agent and each Lender are entitled to rely upon and act upon Electronic Requests or Advance Requests by telecopy, and the Company shall be unconditionally and absolutely estopped from denying (x) the authenticity and validity of any such transaction so acted upon by any Lender once such Lender has advanced funds and has deposited or transferred such funds as requested in any such Electronic Request or Advance Request by telecopy, and (y) the Company’s liability and responsibility therefor.

(b)           In the case of any Wet Settlement Advances, the Company shall follow the procedures and, at or prior to the Lenders’ making of such Wet Settlement Advance, shall deliver to the Agent or its designee the documents set forth in Section II of Exhibit “C” hereto.  In case of Collateral financed through a Wet Settlement Advance, the Company shall cause all Collateral Documents to be delivered to the Agent or its designee within five (5) Business Days after the date of the Wet Settlement Advance relating thereto.

(c)           Before funding, the Agent and its designee shall have a reasonable time to examine such Advance Request and the Collateral Documents to be delivered prior to such requested Advance, as set forth in the applicable Exhibit hereto, and may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment.  The Advance Request and the Collateral Documents must be received by Agent no later than 11:00 a.m. Houston, Texas time in order for funding to occur the same day.

(d)           The Agent shall promptly, and in any case not later than 1:00 p.m. on the date an Advance is to be made, notify each Lender of its receipt of an Advance Request, the matters specified therein, and of such Lender’s Commitment Percentage of the requested Advance.   If all conditions precedent to such Advance have been met, each Lender shall remit its Commitment Percentage of any Advance requested in an Advance Request to Agent’s principal office in Houston, Texas, by wire transfer according to Agent’s wire instructions, in funds that are available for immediate use by Agent by 4:00 p.m. on the date such Advance is to be made.

(e)           Absent contrary written notice from a Lender received by Agent by 2:00 p.m. on the Advance Date, Agent may assume that each Lender has made its Commitment Percentage of an Advance under an Advance Request available to Agent on the Advance Date and may, but is not obligated to, make available to Company a corresponding amount.   If a Lender fails to make its Commitment Percentage of that Advance available to Agent on the Advance Date (whether because of that Lender’s default, because that Lender is not open for business on that Business Day, or otherwise) then Agent may recover that amount on demand (i) from that Lender, together with interest at the Federal Funds Rate, during the period from the Advance Date to the date Agent recovers that amount from that Lender  -  which payment is deemed to be that Lender’s Commitment Percentage of that Advance or (ii) if that Lender fails to pay that amount upon demand, then from Company together with interest at an annual interest rate equal to the rate applicable to the requested Advance during the period from the Advance Date to the date Agent recovers that amount from Company.  If any Lender fails to fund its Commitment Percentage in any Advance, the other Lenders shall be entitled, but not obligated, to fund the defaulting Lender’s Commitment Percentage in such Advance.  Thereafter, the Commitment Percentage of each Lender shall be adjusted accordingly.  Nothing in these provisions changes or limits the obligation of each Lender to lend its Commitment Percentage of each Advance.  Each Lender assumes the credit risk for amounts lent by Agent pursuant to this Section 2.2(e) from the time the Advance is made available to or for the Company, and, after Agent has recovered the amount of interest provided for in clause (i) above of this Section 2.2(e), is entitled to interest on such amount lent from such time.

(f)            Although no Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Advance, that failure does not excuse any other Lender from making its Commitment Percentage of that Advance.

(g)           To make an Advance, the Agent shall credit the Company’s Funding Account upon compliance by the Company with the terms of this Agreement.

2.3         Notes. The Company’s obligation to pay the principal of, and accrued and unpaid interest on, all Advances made by the Lenders shall be evidenced by the Notes of the Company in favor of each Lender. All terms and provisions of the Notes are hereby incorporated herein.

2.4         Interest.

(a)           (1)           Except as provided in Section 2.4(c) below, the unpaid amount of each Advance against Shipped Mortgage Loans that are not Repurchased Mortgage Loans or Aged Mortgage Loans shall bear interest, from the date such Mortgage Loans become Shipped Mortgage Loans until the earlier to occur of (i) such Mortgage Loan ceases to be a Shipped Mortgage Loan or (ii) such Advance is paid in full, at a rate of interest equal to 150 basis points (1.50%) per annum over the Monthly Average LIBOR Rate.

(2)           Except as provided in Section 2.4(c) below, the unpaid amount of each Advance against Mortgage Loans that are not Shipped Mortgage Loans, or HELOC Mortgage Loans, or Repurchased Mortgage Loans, or Aged Mortgage Loans shall bear interest, from the date of such Advance until paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate, or (ii) a floating rate of interest which is equal to 200 basis points (2.00%) per annum over the Monthly Average LIBOR Rate.

(3)           Except as provided in Section 2.4(c) below, the unpaid amount of each Advance against Repurchased Mortgage Loans or HELOC Mortgage Loans shall bear interest, from the date of such Advance until paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate, or (ii) a floating rate of interest which is equal to 300 basis points (3.00%) per annum over the Monthly Average LIBOR Rate.

(4)           Except as provided in Section 2.4(c) below, the unpaid amount of each Advance outstanding against Aged Mortgage Loans or HELOC Mortgage Loans shall bear interest, from the date such Mortgage Loans become Aged Mortgage Loans until such Advance is paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate or (ii) a floating rate of interest (“Basic Rate”) which is equal to 300 basis points (3.00%) per annum over the Monthly Average LIBOR Rate.

(b)           Interest shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable monthly in arrears, on the first day of each month, commencing with the first month following the date of this Agreement, and continuing on the 1st day of each calendar month thereafter until the Termination Date when all outstanding and unpaid Advances plus all accrued and unpaid interest shall be due and payable.

(c)           Obligations not paid when due (whether at stated maturity, upon acceleration following the occurrence of an Event of Default or otherwise) shall bear interest, from the date due until paid in full, at a rate of interest (“Default Rate”) at all times equal to the lesser of (i) four percent (4%) per annum over the Basic Rate; or (ii) the Maximum Rate, said interest to be payable on demand by Agent.

2.5           Principal Payments.

(a)           The outstanding unpaid principal amount of all Advances shall be payable in full upon Termination Date.

(b)           The Company shall have the right to prepay the outstanding Advances in whole or in part, from time to time, without premium or penalty, subject to the Company’s obligation to pay the Non-Usage Fee pursuant to Section 2.8 hereof.

(c)           The Company shall be obligated to pay to the Agent on behalf of the Lenders, without the necessity of prior demand or notice from the Agent or any Lender, and the Company authorizes the Agent on behalf of the Lenders to charge the Funding Account or any other accounts of the Company (excluding any monies held by Company in trust for third parties) in Agent’s possession for the amount of any outstanding Advance against a specific Mortgage Loan upon the earliest occurrence of any of the following events:

(1)           The expiration of ninety (90) days from the date of any Advance for any Mortgage Loan (excluding Aged Mortgage Loans, HELOC Mortgage Loans, and Repurchased Mortgage Loans);

(2)           The expiration of sixty (60) days from the date of any Advance for any HELOC Mortgage Loan (excluding Aged Mortgage Loans);

(3)           The expiration of one hundred eighty (180) days from the date of any Advance for any Repurchased Mortgage Loan;

(4)           The expiration of thirty (30) days from the date the Mortgage Loan was delivered to an Investor for examination and purchase, without the purchase being made, or upon rejection of the Mortgage Loan as unsatisfactory by an Investor and without such Mortgage Loan being redelivered by such Investor to the Agent and continuing thereafter to qualify as an Eligible Mortgage Loan hereunder;

(5)           The expiration of forty-five (45) days from the date Mortgage Loan is delivered to the certificating custodian acceptable to the Agent for the issuance of a Mortgage-backed Security;

(6)           The expiration of five (5) Business Days from the date a Wet Settlement Advance was made without receipt of all Collateral Documents relating to such Mortgage Loan, or such Collateral Documents, upon examination by the Agent, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment;

(7)           The expiration of ten (10) calendar days from the date a Collateral Document in connection with such Mortgage Loan was delivered to the Company for correction or completion, without being returned to the Agent, corrected or completed;

(8)           The Mortgage Loan is not or ceases to be an Eligible Mortgage Loan;

(9)           The expiration of three (3) Business Days after the date on which the related Purchase Commitment, if any, expires, is terminated or otherwise canceled or no longer in full force and effect and the specific Mortgage Loan was not delivered under the Purchase Commitment prior to such termination, expiration or cancellation; and

(10)         Upon sale of the Mortgage Loan.

Upon receipt of such payment by the Agent, such Mortgage Loans or Mortgage-backed Securities shall be considered to have been redeemed from pledge, and the Collateral Documents relating thereto which have not been delivered to the Investor or the pool custodian or pool trustee shall be released by the Agent to the Company.

(d)           With respect to each Aged Mortgage Loan, the Company shall be obligated to pay to the Agent on behalf of the Lenders without the necessity of prior demand or notice from Agent or any Lender (and the Company authorizes the Agent to charge the Funding Account or any other accounts of the Company [excluding monies held by the Company in trust for third parties] in Agent’s possession for the payment thereof) the principal payments in the amounts and on the dates specified below:

(1)       On the date a Pledged Mortgage becomes an Aged Mortgage Loan, a principal payment in an amount necessary to reduce the outstanding unpaid Advances against such Aged Mortgage Loan to an amount equal to ninety percent (90%) of the Collateral Value of such Aged Mortgage Loan as of such date;

(2)       Thirty (30) days following the date a Pledge Mortgage becomes an Aged Mortgage Loan, a principal payment in an amount necessary to reduce the outstanding unpaid Advances against such Aged Mortgage Loan to an amount equal to eighty percent (80%) of the Collateral Value of such Aged Mortgage Loan as of such date;

(3)       Sixty (60) days following the date a Pledge Mortgage becomes an Aged Mortgage Loan, a principal payment in an amount necessary to reduce the outstanding unpaid Advances against such Aged Mortgage Loan to an amount equal to seventy percent (70%) of the Collateral Value of such Aged Mortgage Loan as of such date;

(4)       Ninety (90) days following the date a Pledge Mortgage becomes an Aged Mortgage Loan, an amount equal to the balance of the aggregate outstanding unpaid Advances against such Aged Mortgage Loan.

(e)           With respect to each Repurchased Mortgage Loan that is a Pledged Mortgage, Company shall pay to the Lender a monthly mandatory principal payment equal to five percent (5%) of the original Advance made against such Repurchased Mortgage Loan commencing thirty (30) days after the date of such original Advance against such Repurchased Mortgage Loan and every thirty (30) days thereafter until one hundred eighty (180) days from the date of such original Advance against such Repurchased Mortgage Loan when the entire principal balance of all Advances outstanding against such Repurchased Mortgage Loan shall be immediately due and payable.

2.6           Expiration of Commitment.  Unless extended or terminated earlier as permitted hereunder, the Tranche A Commitment and the Tanche B Commitment shall each expire of its own term, and without the necessity of action by the Lenders or the Agent, at the close of business on the Termination Date.  However, the remainder of this Agreement shall remain in full force and effect until all amounts due on the Obligations have been paid in full. The Lenders have not made, and do not hereby make, any commitment to renew, extend, rearrange or otherwise refinance the outstanding and unpaid principal of the Notes or accrued interest thereon.  In the event, however, the Lenders from time to time renew, extend, rearrange, increase and/or otherwise refinance any portion or all of any Obligation and any accrued interest thereon at any time, such refinancing shall be evidenced by appropriate promissory notes in form and substance satisfactory to the Lenders and, unless otherwise noted or modified at such time or times by the terms of such promissory note or any agreements executed in connection therewith, any such promissory notes and refinancing evidenced thereby shall be governed in all respects by the terms of this Agreement.

2.7           Payment Procedure.

(a)           Payments.  Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent on behalf of the Lenders not later than the close of business (Houston, Texas time) on the date when due unless such date is a non-Business Day, in which case, such payment shall be due not later than 2:00 p.m. (Houston, Texas time) on the first Business Day thereafter, and shall be made in lawful money of the United States of America in immediately available funds.  Any such payment made after 2:00 p.m. (Houston, Texas time) shall be deemed to be received on the next Business Day and, if applicable, interest thereon shall continue to accrue until such next Business Day. No Lender directly invoices Company for – and only Agent invoices Company for – interest under the Loan Documents.

(b)           Distributions. When received under Section 2.7(a) above, Agent shall distribute each payment to each Lender reasonably promptly after receipt but by no later than 4:00 p.m. on the Business Day the payment is deemed to be received by Agent under Section 2.7(a) above. If Agent fails to distribute any payment to any Lender as required by this Section 2.7(b), then Agent shall pay to that Lender on demand interest on that payment, from the date due under this clause until paid, at any annual interest rate equal from day to day to the Federal Funds Rate.

2.8           Fees.

(a)           In consideration of each Lender’s commitment to make Advances, Company shall pay to Agent for the ratable account of each Lender in accordance with their respective Commitment Percentage, a commitment fee  (“Commitment Fee”) determined by applying a rate of twelve and one-half basis points (0.125%) per annum (based on a 360 day-year and applied to the actual number of days elapsed) on the Aggregate Commitment Amount commencing from August 1, 2002 through and including the Termination Date, which Commitment Fee shall be due and payable quarterly in advance with the first quarterly payment being due on the execution date hereof and each subsequent quarterly payment being due and payable on the first day of each November, February, May, and August thereafter.   If the Aggregate Commitment Amount is increased, Company shall pay to Agent for the account of the Lenders, in accordance with their respective Commitment Percentage in such increase, an additional commitment fee of 0.125% per annum on the amount of such increase from the effective date of such increase through and including the Termination Date, such additional commitment fee shall be due and payable on the effective date of such increase.

(b)           At the end of each month during the term of this Agreement (i.e., from its effective date through the Termination Date), the Agent shall determine average usage of the Commitment by calculating the arithmetic daily average of the outstanding balance of Advances in that month.   The Agent shall then subtract the average usage (the “Used Portion”) from the Commitment (the result being called the “Unused Portion”) and the Company shall pay to the Agent on behalf of the Lenders in arrears (without duplication of payment), on or before five (5) days after the later of (a) the end of each month or (b) the Company’s receipt of the bill for such monthly period, a Non-Usage Fee equal to 0.250% per annum on the total amount of the Unused Portion of the Commitment for that month, as compensation to the Lenders for their agreement to make the Commitment available to the Company during that month and not as compensation for the use, forbearance or detention of money (i.e., as a “true commitment fee” under Texas law); provided that such fee shall be waived for any month if the Used Portion for such month is equal to or greater than fifty percent (50%) of the Commitment.  Each calculation by the Agent of the amount of any Non-Usage Fee shall be conclusive and binding on the Company, absent manifest error.  Upon receipt of any Non-Usage Fee, Agent shall distribute to each Lender its Commitment Percentage in such Non-Usage Fee pursuant to Section 2.7(b) hereof.

(c)           The Agent shall receive for its own account an agent’s fee (“Agent’s Fee”) pursuant to the certain agreement of even date herewith among the Agent and the other Lenders.

2.9           Miscellaneous Charges.  At the end of each month during the term of this Agreement, the Company shall pay to the Agent in arrears on or before five (5) days after the later of (a) the end of each calendar month or (b) the Company’s receipt of the Agent’s bill for such monthly period, a transaction fee equal to EIGHTEEN AND NO/100 DOLLARS ($18.00) per Pledged Mortgage held by Agent during such month and for which Agent has not previously received a transaction fee, for the handling and administration of Advances and Collateral.  For the purposes hereof, Company shall, at its sole cost and expense, pay all miscellaneous charges and expenses incurred by the Agent in connection with the handling and administration of Advances and Collateral, including, without limitation, all charges for security delivery fees, wiring fees, and charges for overnight delivery of Collateral to Investors. Miscellaneous charges are due when incurred, but shall not be delinquent if paid within ten (10) days after receipt of an invoice or an account analysis statement from the Agent. No Lender (other than a Lender acting as Agent) shall be entitled to share or participate in the fees, sums and other amounts due and payable to the Agent under this Section 2.9, Section 2.8(b), or any other agreement between the Company or any Lender and Agent relating to an agent’s fee for the handling and administration of Advances and Collateral and acting as Agent under this Agreement.

2.10         Bailee. Each Lender appoints Company -  and Company shall act - as its bailee to (i) hold in trust for such Lender (A) the original recorded copy of the mortgage, deed of trust, or trust deed securing each Pledged Mortgage, (B) a mortgagee policy of title insurance (or binding unexpired and unconditional commitment to issue such insurance if the policy has not yet been delivered to Company) insuring the Company’s perfected, first priority Lien created by that mortgage, deed of trust, or trust deed, (C) the original insurance policies for each Pledged Mortgage, and (D) all other original documents relating to each Pledged Mortgage, including any promissory notes, any other loan documents, and supporting documentation, surveys, settlement statements, closing instructions, and Mortgage-backed Securities, and (ii) deliver to Agent any of the foregoing items as soon as reasonably practicable upon Agent’s request.

2.11         Increased Costs; Capital Requirements.   In the event any applicable law, order, regulation or directive issued by any governmental or monetary authority, or any change therein or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) by any governmental or monetary authority:

(a)         Does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Advances made hereunder, or change the basis of taxation on payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for change in the rate of tax on the overall gross or net income of such Lender by the jurisdiction in which such Lender’s principal office is located);

(b)         Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the interest rate as calculated hereunder;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Advance or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender as it relates to credit facilities in the nature of that evidenced by this Agreement, then, in any such case, the Company shall promptly pay necessary to compensate such Lender for reduced amounts receivable or reduced rate by such Lender with respect to this Agreement hereunder or such Lender’s obligations becomes entitled to claim any additional amounts pursuant to this Section, it shall notify the Company through the Agent of the event by reason of which it has become so entitled and the Company shall pay such amount within fifteen (15) days thereafter. Notwithstanding the foregoing, the Company shall not be obligated to pay any such additional amounts attributable to the period (the “Excluded Period”) ending ninety (90) days prior to the date the Company receives written notice of the law, order, regulation, directive, change or request by reason of which such additional amounts are payable, except to the extent such additional amounts accrued during the Excluded Period due to the retroactive application of such law, order, regulation, directive, change or request, in which case the limitation set forth in this sentence shall not apply. A certificate as to any additional amount payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender, through the Agent, to the Company shall be conclusive in the absence of manifest error. The obligations of the Company under this Section shall survive the payment of all other Obligations and the termination of this Agreement.

2.12         Restatement.  This Agreement amends and restates the Existing Agreement in its entirety. All outstanding and unpaid advances under the Existing Agreement and all other sums owing under the Existing Agreement shall continue and be deemed Advances due and owing hereunder and evidenced by the Notes (each Lender’s Note shall evidence its Commitment Percentage in such Advances). The Notes are given in renewal and extension, but not extinguishment of the outstanding unpaid balances of those certain promissory notes (“Prior Notes”) executed by the Company and delivered to each of the Lenders as more particularly described in the Notes. All liens, security interests, and assignments securing the obligations of the Company under the Prior Notes and the Existing Agreement are hereby ratified, confirmed, and brought forward as security for the Obligations, in addition to and cumulative of all other security.

3.             COLLATERAL.

3.1           Grant of Security Interest.  As security for the payment of the Notes and for the payment and performance of all of the Company’s Obligations hereunder, the Company hereby assigns and transfers all of its rights, titles and interests in and to and grants a security interest to the Agent for the benefit of the Lenders in the following described property, whether now owned or hereafter acquired (the “Collateral”):

(a)           All Mortgage Loans which from time to time are delivered or caused to be delivered to the Agent or its designee, come into the possession, custody or control of the

Agent for the purpose of assignment or pledge or in respect of which an Advance has been made by the Agent hereunder, including all Mortgage Notes and Mortgages evidencing such Mortgage Loans and all Mortgage Loans in respect of which Wet Settlement Advances have been made by the Lender (the “Pledged Mortgages”).

(b)           All Mortgage-backed Securities which are from time to time delivered or caused to be delivered to, or are otherwise in the possession of the Agent, or its designee, its agent, bailee or custodian as assignee or pledged to the Agent, or for such purpose are registered by book-entry in the name of the Agent (the “Pledged Securities”).

(c)           All private mortgage insurance and all commitments issued by the FHA or VA to insure or guarantee any Mortgage Loans included in the Pledged Mortgages; all guaranties related to Pledged Securities; all Purchase Commitments held by the Company covering the Pledged Mortgages or the Pledged Securities and all proceeds resulting from the sale thereof to Investors pursuant thereto; all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to the Company as compensation or reimbursement, accounts and general intangibles of whatsoever kind relating to the Pledged Mortgages, the Pledged Securities, and all other documents or instruments relating to the Pledged Mortgages, including, without limitation, any interest of the Company in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to the Pledged Mortgages.

(d)           All right, title and interest of the Company in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the foregoing Collateral) and other information and data of the Company relating to the foregoing Collateral.

(e)           All now existing or hereafter acquired cash delivered to or otherwise in the possession of the Agent or any Lender or its agent, bailee or custodian or designated on the books and records of the Company as assigned and pledged to the Agent for the benefit of the Lenders.

(f)            All money, property, deposit accounts, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of the Company now held or hereafter coming within Agent’s custody or control, including, without limitation, the Funding Account.

(g)           All Accounts, Chattel Paper, Instruments, General Intangibles, Certificated Securities, Uncertificated Securities, and Investment Property, as those terms are defined in the Texas Uniform Commercial Code, arising from or relating to any of the foregoing Collateral.

(h)           All cash and non-cash proceeds of the foregoing Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the foregoing Collateral, and all products and proceeds of the foregoing Collateral, together with whatever is receivable or received when the foregoing Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the foregoing Collateral or proceeds thereof.

3.2          Security Interest in Mortgage-backed Securities.  The Company’s ability to convert Mortgage Loans that are within the Collateral to Mortgage-backed Securities are subject to the following conditions:

(a)           Pledged Mortgages that are to be transferred to a pool custodian in connection with the issuance of Mortgage-backed Securities, shall be released from the security interest granted hereunder only against payment to the Agent of the amount due in connection with such Pledged Mortgages as determined in accordance with Section 3.5 of this Agreement or against the issuance of such Mortgage-backed Securities and the continuation of the Agent’s first priority, perfected security interest in such Mortgage-backed Securities and the proceeds thereof until payment due the Lenders, in respect of said Pledged Mortgages is made to the Agent on behalf of the Lenders.

(b)           In the case of Mortgage-backed Securities created from Pledged Mortgages, the Agent, for the benefit of the Lenders, shall have the exclusive right to the possession of the Mortgage-backed Securities or, if the Mortgage-backed Securities are not to be issued in certificated form, shall have the right to have the book entries for the Mortgage-backed Securities issued in the Agent’s name or the name or names of its designees, in each case, for the benefit of the Lenders. Agent shall cause delivery of the Mortgage-backed Securities to be made to the Investor or the book entries registered in the name of the Investor or the Investor’s designee only against payment therefor.  The Company acknowledges that the Agent may enter into one or more standing arrangements with other financial institutions for the issuance of Mortgage-backed Securities in book entry form in the name of such other financial institutions, as agent for the Agent, and the Company agrees upon request of the Agent, to execute and deliver to such other financial institutions the Company’s written concurrence in any such standing arrangements.

3.3         Delivery of Collateral Documents.  The Agent or its designee exclusively shall deliver Pledged Mortgages or Pledged Securities to (a) an Investor that has issued a Purchase Commitment with respect thereto for its examination and purchase, or (b) an Approved Custodian for purposes of examination or delivery in connection with the issuance of Mortgage-backed Securities.  In such cases where the Agent must deliver documents to an Investor or Approved Custodian, the Agent must receive signed shipping instructions (in the form of Exhibit “D” attached hereto), no later than 2:00 p.m. Houston, Texas time one (1) Business Day prior to the expiration of the appended Purchase Commitment, in addition to any other documents listed in Section III of Exhibit “C” in respect of the issuance of Mortgage-backed Securities. If shipping instructions are received by Agent before 2:00 p.m. Houston, Texas time of any Business Day, Agent will ship the documents together with the Bailee Letter (in form of Exhibit “K”) to the Investor or Approved Custodian on the same Business Day, otherwise Agent will ship the documents the next Business Day following receipt of shipping instructions. In any case in which an Advance has been made hereunder against Pledged Mortgages, based on the existence of a Purchase Commitment covering such Pledged Mortgages, the Company agrees that such Pledged Mortgages will not be placed in any mortgage pool other than an Eligible Mortgage Pool, unless such Pledged Mortgages have been redeemed from pledge as permitted hereunder or other arrangements, satisfactory to the Agent in its sole discretion, have been made for the redemption of such Pledged Mortgages from pledge hereunder. The Agent may deliver any document relating to the Collateral to the Company for correction or completion against a trust receipt in the form of Exhibit “E” attached hereto executed by the Company. The Company hereby represents and warrants to and agrees with the Agent that any request by the Company for release of the Collateral consisting of or relating to Mortgage Loans to the Company shall be solely for the purposes of correcting clerical or non-substantial documentation problems in preparation for returning such Collateral to the Agent for ultimate sale or exchange and the aggregate Collateral Value of the Collateral released to the Company pursuant to this Section 3.3 will not exceed FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00); the Company shall request such release in compliance with all of the terms and conditions of such release set forth herein; and the Company will return to the Agent such documentation released to the Company pursuant to this Section 3.3 within ten (10) calendar days after such delivery.

3.4         Delivery of Additional Collateral; Mandatory Prepayments.  At any time that the aggregate sum of the Unit Collateral Values of all Pledged Mortgages is less than the aggregate amount of the Advances then outstanding hereunder, the Agent may request, and the Company shall immediately after Notice by the Agent (a) deliver to the Agent or its designee for pledge hereunder additional Mortgage Loans and/or cash, in aggregate amounts sufficient to cover the difference between the aggregate Unit Collateral Values of all Pledged Mortgages and the aggregate amount of Advances outstanding hereunder, or (b) repay the Advances in an amount sufficient to reduce the aggregate balance thereof outstanding to an amount equal to or below the aggregate Unit Collateral Values of all Pledged Mortgages. If at any time or from time to time any of the limitations of Section 2.1(b) hereof are exceeded, the Company shall immediately pay to the Agent on behalf of the Lenders the amount of such excess for application to the principal balance of the Notes.  If on July 30, 2003 the aggregate amount of Advances then outstanding exceeds the new Aggregate Commitment Amount of $28,000,000.00, the Company shall immediately pay to the Agent on behalf of the Lenders the amount of such excess for application to the principal balance of the Note.

3.5         Right of Redemption from Pledge.  So long as no Event of Default has occurred, the Company may redeem a Mortgage Loan or Mortgage-backed Security, by notifying the Agent of its intention to redeem such Mortgage Loan or Mortgage-backed Security, from pledge and by paying, or causing an Investor to pay, to the Agent, for application to prepayment of the principal balance of the Notes as determined by the Agent in its reasonable discretion, an amount (the “Redemption Amount”) equal to the aggregate amount of the outstanding, unpaid Advances made with respect to or relating to such Mortgage Loan or Mortgage-backed Security.

3.6           Collection and Servicing Rights.  So long as no Event of Default shall have occurred, the Company shall have a revocable and nontransferable license to service and receive and collect directly all sums payable to the Company in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. Following the occurrence of any Event of Default, the Agent or its designee may revoke such license by notice to the Company (or its successor, trustee, or receiver) whereupon the Company’s rights to so service the Collateral shall terminate. Agent or its designee shall thereafter be entitled to service and receive and collect all sums payable to the Company in respect of the Collateral, and in such case (a) the Agent or its designee in its discretion may, in its own name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, (b) the Company shall, if the Agent so requests, forthwith deliver the credit files and the servicing files for the Collateral to the Agent or its designee and pay to the Agent, on behalf of the Lenders, at its principal office all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Agent as to the source of such funds, and (c) all amounts so received and collected by the Agent shall be held by it for the benefit of the Lenders as part of the Collateral.

3.7          Return or Release of Collateral at End of Commitment.  If (a) the Commitment shall have expired or been terminated, and (b) no Advances, interest or other Obligations evidenced by the Loan Documents or due under this Agreement shall be outstanding and unpaid, the Agent shall deliver or release all Collateral in its possession to the Company. The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Agent and the Lenders shall thereafter be discharged from any liability or responsibility therefor.

4.             CONDITIONS PRECEDENT.

4.1           Initial Advance. The obligation of the Lenders to make any Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Agent, on or before the date thereof, of the following conditions precedent:

(a)           The Agent shall have received the following, all of which must be satisfactory in form and content to the Agent, in its sole discretion:

(1)           The Loan Documents dated as of the date hereof duly executed by the Company;

(2)           Certified copies of the Company’s articles of incorporation and bylaws and certificates of good standing dated no less recently than ninety (90) days prior to the date of this Agreement and a certification from the taxing authority of the state of incorporation stating that the Company is in good standing with said taxing authority;

(3)           A certificate of corporate resolutions by the corporate secretary of the Company in the form of Exhibit “J” attached hereto certifying the resolutions authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, and all other instruments or documents to be delivered by the Company pursuant to this Agreement;

(4)           Financial statements of the Company (and its Subsidiaries, on a consolidated basis) containing a balance sheet as of December 31, 2001 (the “Statement Date”) and related statements of income, changes in stockholders’ equity and cash flows for the period ended on the Statement Date and a balance sheet as of July 31, 2002 (“Interim Date”) and related statement of income for the period ended on the Interim Date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and in the case of the statements as of the Statement Date, audited by independent certified public accountants of recognized standing acceptable to the Agent, together with an Officer Certificate prepared as of the Interim Date and executed by the president or chief financial officer of the Company;

(5)           A favorable written opinion of counsel to the Company, dated as of the Closing Date in form and substance satisfactory to the Agent, addressed to the Agent and the Lenders

(6)           A tax, lien and judgment search of the appropriate public records for the Company, including a search of Uniform Commercial Code financing statements, which search shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Agent or as permitted hereunder; and

4.2           Each Advance. The obligation of the Lenders to make any Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Agent, as of the date of each such Advance, of the following additional conditions precedent:

(a)           In connection with an Advance, the Company shall have delivered to the Agent the Advance Request or the Electronic Request, Collateral Documents, and documents required under and shall have satisfied the procedures set forth in Section 2.2 and Exhibit “C”. All items delivered to the Agent or its designee shall be satisfactory to the Agent in form and content, and the Agent may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment.

(b)           The representations and warranties of the Company contained in Article 5 hereof shall be accurate and complete in all material respects as if made on and as of the date of each Advance.

(c)           The Company shall have performed all agreements to be performed by it hereunder, including without limitation, the payment of all Non-Usage Fees when due hereunder, and, as of the date of the Advance Request, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

(d)           The Company shall not have incurred any material liabilities, direct or contingent, except as approved by Agent in writing or permitted by Section 7.18, since the dates of the Company’s most recent financial statements theretofore delivered to the Agent.

(e)        Such additional documents, instruments, and information as Agent or its legal counsel may reasonably require, including, without limitation, all documents, instruments and information required pursuant to Section 4.1 of this Agreement.

Acceptance of the proceeds of the requested Advance by the Company shall be deemed a representation by the Company that all conditions set forth in this Article 4 shall have been satisfied as of the date of such Advance.

5.             REPRESENTATIONS AND WARRANTIES.

The Company hereby represents and warrants to the Agent and the Lenders, as of the date of this Agreement and (unless otherwise notified in writing by the Company and Agent, in its sole discretion, approves in writing) as of the date of each Advance Request and the making of each Advance, that:

5.1          Organization; Good Standing; Subsidiaries.  The Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Company or any such Subsidiary. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which the Company transacts business.  The Company has no Subsidiaries except as set forth on Exhibit “G” hereto. Exhibit “G” sets forth with respect to each such Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of the Company in such Subsidiary.

5.2          Authorization and Enforceability.  The Company has all requisite corporate power and authority to execute, deliver, create, issue, comply and perform this Agreement, the Notes and all other Loan Documents to which the Company is party and to make the borrowings hereunder.  The execution, delivery and performance by the Company of this Agreement, the Notes and all other Loan Documents to which the Company is party and the making of the borrowings hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law or of the articles of incorporation or by-laws of the Company, conflict with or result in a breach of or constitute a default or require any consent under any contracts to which Company is a party, or result in the creation of any Lien upon any property or assets of the Company other than the Lien on the Collateral granted hereunder, or result in or require the acceleration of any Indebtedness of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected.  This Agreement, the Notes and all other Loan Documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors’ rights generally.

5.3           Financial Condition.  The balance sheet of the Company provided to Agent pursuant to Section 4.1(a)(5) hereof (and if applicable, its Subsidiaries, on a consolidating and consolidated basis) as at the Statement Date, and the related statements of income, changes in stockholders’ equity, and cash flows for the fiscal year ended on the Statement Date, heretofore furnished to the Agent, fairly present the financial condition of the Company and its Subsidiaries as at the Statement Date and the Interim Date and the results of its and their operations for the fiscal period ended on the Statement Date and the Interim Date.   The Company had, on the Statement Date and the Interim Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Company except as heretofore disclosed to the Agent in writing.  Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved.   Since the Interim Date, there has been no material adverse change in the business, operations, assets or financial condition of the Company or its Subsidiaries, nor is the Company aware of any state of facts particular to the Company which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

5.4         Litigation. Except as disclosed on Exhibit “H”, there are no actions, claims, suits or proceedings pending, or to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any Subsidiary of the Company in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Company or any of Company’s Subsidiaries, as a whole.

5.5         Compliance with Laws.  To the knowledge of Company, neither the Company nor any Subsidiary of the Company is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Company or any of Company’s Subsidiaries, as a whole.

5.6         Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

5.7         Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.8           Agreements.  Neither the Company nor any Subsidiary of the Company is a party to any agreement, instrument or indenture, or subject to any restriction, materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 5.3 hereof.  The Company and each Subsidiary of the Company are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company as a whole. No holder of any Indebtedness of the Company or of any of its Subsidiaries has given notice of any alleged default thereunder or, if given, the same has been cured or will be cured by Company within the cure period provided therein, and no liquidation or dissolution of the Company or any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or any of its Subsidiaries or any of their respective properties is pending, or to the knowledge of the Company, threatened.

5.9           Title to Properties. The Company and each Subsidiary of the Company has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 5.3 hereof, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements (other than Collateral which shall be free and clear of all Liens other than those held by Agent), as approved by Agent in writing, or permitted pursuant to this Agreement.

5.10          ERISA.  All plans (“Plans”) of a type described in Section 3(3) of ERISA in respect of which the Company or any Subsidiary of the Company is an “Employer,” as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Company nor any Subsidiary of the Company has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Company or a Subsidiary of the Company of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since December 1, 1974.

5.11         Eligibility. The Company has all requisite corporate power and authority and all necessary licenses, permits, franchises and other authorizations to own and operate its property and to carry on its business as now conducted. If approved now or hereafter as a lender or seller/servicer for any one or more of the governmental agencies as set forth below, the Company will remain at all times approved and qualified and in good standing and meet all requirements applicable to such status:

(a)           FNMA approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FNMA.

(b)           FHLMC approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FHLMC.

(c)           GNMA approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to GNMA.

(d)           HUD approved lender, eligible to originate, purchase, hold, sell and service FHA-insured Mortgage Loans.

(e)           VA lender in good standing under the VA loan guarantee program eligible to originate, purchase, hold, sell, and service VA-guaranteed Mortgage Loans.

(f)            A lender in good standing with any Investor.

5.12         Special Representations Concerning Collateral.  The Company hereby represents and warrants to the Agent and each Lender, as of the date of this Agreement and as of the date of each Advance, that:

(a)           The Company is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted hereunder), of the Pledged Mortgages and the Pledged Securities.  All Pledged Mortgages, Pledged Securities, and Purchase Commitments have been duly authorized and validly granted or issued to the Company, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been validly pledged or assigned to the Agent for the benefit of the Lenders, subject to no other Liens.

(b)           The Company has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

(c)           Any Mortgage Loan and related documents included in the Pledged Mortgages (1) has been duly executed and delivered by the parties thereto at a closing held not more than twenty-five (25) days prior to such date except for Repurchased Mortgage Loans; (2) has been made in compliance with all requirements of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-In-Lending Act, the Financial Institutions Reform, Recovery and Enforcement Act, and all other applicable laws and regulations; (3) is valid and enforceable in accordance with its terms, without defense or offset; (4) has not been modified or amended except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived; and (5) complies with the terms of this Agreement and, if applicable, with the related Purchase Commitment held by the Company.  Each Mortgage Loan has been fully advanced in the face amount thereof and each First Mortgage creates a Lien on the premises described therein; each Second Mortgage is a second Lien on the premises described therein, and each Mortgage Loan has or will have a title insurance policy, in American Land Title Association form or equivalent thereof, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investor purchasing such Mortgage Loans.

(d)           Except for Repurchased Mortgage Loans, no monetary default, nor, to the knowledge of the Company, any event which, with notice or lapse of time or both, would become a default, has occurred and is continuing under any Mortgage Loan included in the Pledged Mortgages; provided, however, that, with respect to Pledged Mortgages which have already been pledged as Collateral hereunder, if any such default or event has occurred, the Company will promptly notify the Agent and the same shall not have continued for more than sixty (60) days.

(e)           The Company has complied with all laws, rules and regulations in respect of the FHA insurance or VA guarantee of each Mortgage Loan included in the Pledged Mortgages designated by the Company as an FHA insured or VA guaranteed Mortgage Loans, and such insurance or guarantee is in full force and effect. All such FHA insured and VA guaranteed Mortgage Loans comply in all respects with all applicable requirements for purchase under the FNMA standard form of selling contract for FHA insured and VA guaranteed loans and any supplement thereto then in effect.

(f)            All fire and casualty policies covering Mortgaged Property encumbered by a Pledged Mortgage (1) name the Company and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the same is required by FHA or VA.

(g)           Pledged Mortgages encumbering Mortgaged Property located in a special flood hazard area designated as such by the Secretary of HUD are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

(h)           Each FHA insured Mortgage Loan pledged hereunder meets all applicable governmental requirements for such insurance. Each Mortgage Loan, against which an Advance is made on the basis of a Purchase Commitment meets all requirements of such Purchase Commitment. The Company shall assure that Mortgage Loans pledged pursuant to this Agreement and intended to be used in the formation of Mortgage-backed Securities shall comply, or prior to the formation of any such Mortgage-backed Security, shall comply with the requirements of the governmental instrumentality, department or agency guaranteeing such Mortgage-backed Security.

(i)            For Pledged Mortgages which will be used to secure GNMA Mortgage-backed Securities, the Company has received from GNMA a Confirmation Notice or Confirmation Notices for Request Additional Commitment Authority and for Request Pool Numbers, and there remains available thereunder a commitment on the part of GNMA sufficient to permit the issuance of GNMA Mortgage-backed Securities in an amount at least equal to the amount of such Pledged Mortgages designated by the Company as the Mortgage Loans to be used to secure such GNMA Mortgage-backed Securities; each such Confirmation Notice is in full force and effect; each of such Pledged Mortgages has been assigned by the Company to one of such Pool Numbers and a portion of the available GNMA Commitment has been allocated thereto by the Company, in an amount at least equal to the principal amount of each Mortgage Note secured by such Pledged Mortgages; and each such assignment and allocation has been reflected in the books and records of the Company.

(j)            Each Pledged Mortgage in excess of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) is supported by an appraisal that meets the appraisal requirements of FNMA or FHLMC (in the case of residential Mortgaged Property), or the Office of Thrift Supervision for the type of Mortgaged Property securing that Pledged Mortgage; or, alternatively, such Pledged Mortgage is eligible for purchase or is guaranteed or insured by a U.S. Government agency or a U.S. Government sponsored enterprise.

5.13         RICO.   The Company is not in violation of any laws, statutes or regulations, including, without limitation, RICO, which contain provisions which could potentially override Agent’s security interest in the Collateral.

5.14         Proper Names.  The Company does not operate in any jurisdiction under a trade name, division, division name or name other than those names set forth on Exhibit “I” attached hereto and all such names included on Exhibit “I” are utilized by the Company only in the jurisdictions listed therein.

5.15         Direct Benefit From Loans.  The Company has received, or, upon the execution and funding thereof, will receive (a) direct and indirect benefit from the making and execution of this Agreement and the other Loan Documents to which it is a party, and (b) fair and independent consideration for the entry into, and performance of, this Agreement and the other Loan Documents to which it is a party.  Contemporaneously with the disbursements of each Advance by the Lenders to the Company, all such proceeds will be used to finance the origination or purchase of Eligible Mortgage Loans.

5.16         Loan Documents Do Not Violate Other Documents.   Neither the execution and delivery by the Company of this Agreement or any other Loan Document to which it is a party nor the consummation of the transactions herein and therein contemplated, nor the performance of, or compliance with, the terms and provisions hereof and thereof, does or will contravene, breach or conflict with any provision of either of its articles of incorporation or by-laws, or any applicable law, statute, rule or regulation or any judgment, decree, writ, injunction, franchise, order or permit applicable to the Company or its assets or properties, or does or will conflict or be inconsistent with, or does or will result in any breach or default of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, or other instrument to which the Company is a party or by which the Company or any of its property may be bound, the contravention, conflict, inconsistency, breach or default of which will have a materially adverse effect on the Company’s condition, financial or otherwise, or affect its ability to perform, promptly and fully, its obligations hereunder or under any of the other Loan Documents.

5.17         Consents Not Required.   Except for those consents that have already been obtained and delivered to Agent or required as a condition to any Advance hereunder, no consent of any Person and no consent, license, permit, approval, or authorization of, exemption by, or registration or declaration with, any Tribunal is required in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any of the Loan Documents by the Company.

5.18         Material Fact Representations.    Neither the Loan Documents nor any other agreement, document, certificate, or written statement furnished to the Agent or any Lender by or on behalf of the Company in connection with the transactions contemplated in any of the Loan Documents contains any untrue statement of a material adverse fact.  There are no material adverse facts or conditions relating to the making of the Commitment, any of the Collateral, and/or the financial condition and business of the Company known to the Company which have not been fully disclosed, in writing, to the Agent and the Lenders, it being understood that this representation is made as of, and shall be limited to the date of this Agreement.  All writings heretofore or hereafter exhibited or delivered to the Agent or any Lender by or on behalf of the Company are and will be genuine and what they purport to be.

5.19         Place of Business.     The principal place of business of the Company is 6070 Parkland Boulevard, Mayfield Heights, Ohio 44124 and the chief executive office of the Company and the office where it keeps its financial books and records relating to its property and all contracts relating thereto and all accounts arising therefrom is located at the address set forth for the Company in Section 9 hereof.

5.20         Use of Proceeds; Business Loans.   The Company will use the proceeds of the Advances made pursuant to the Commitment solely as follows, and for no other purpose: finance the origination and purchase of Eligible Mortgage Loans.   All loans evidenced by the Note are and shall be “business loans”, as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and such loans are for business or commercial purposes and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Texas Finance Code, Regulation Z promulgated by the Board of Governors of the Federal Reserve System, and Titles I and V of the Consumer Credit Protection Act.   Section 346 of the Texas Finance Code which regulates revolving loans and revolving triparty accounts shall not apply to this Agreement.

5.21         No Undisclosed Liabilities.    Other than as approved by Agent, in writing or permitted in Section 7.18 hereof, the Company does not have any liabilities or Indebtedness, direct or contingent, except for liabilities or Indebtedness which, in the aggregate, do not exceed TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00).

5.22         Tax Returns and Payments.   All federal, state and local income, excise, property and other tax returns required to be filed with respect to Company’s operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions); all such returns are true and correct; all taxes, assessments, fees and other governmental charges upon the Company, and Company’s Subsidiaries and upon its property, income or franchises, which are due and payable have been paid, including, without limitation, all FICA payments and withholding taxes, if appropriate, other than those which are being contested in good faith by appropriate proceedings, diligently pursued and as to which the Company has established adequate reserves determined in accordance with GAAP, consistently applied. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section 5.3 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Company and its Subsidiaries, accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Company, and Company’s

Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person.

5.23         Subsidiaries.   The Company has not issued, and does not have outstanding, any warrants, options, rights or other obligations to issue or purchase any shares of its capital stock or other securities.  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

5.24         Holding Company.   The Company is not a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.             AFFIRMATIVE COVENANTS.

The Company hereby covenants and agrees with the Agent and the Lenders that, so long as the Commitment is outstanding or there remain any Obligations of the Company to be paid or performed under this Agreement or under any other Loan Document, the Company shall:

6.1           Payment of Notes. Punctually pay or cause to be paid the principal of, interest on and all other amounts payable hereunder and under the Notes in accordance with the terms thereof.

6.2           Financial Statements and Other Reports.   Deliver or cause to be delivered to the Agent:

(a)           As soon as available and in any event within thirty (30) days after the end of each calendar month, statements of income and changes in stockholders’ equity and cash flow of the Company and, if applicable, Company’s Subsidiaries, on a consolidated and consolidating basis for the immediately preceding month, and related balance sheet as at the end of the immediately preceding month, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified as to the fairness of presentation by the president and chief financial officer of the Company, subject, however, to year-end audit adjustments.

(b)           As soon as available and in any event within ninety (90) days after the close of each fiscal year: statements of income, changes in stockholders’ equity and cash flows of the Company, and, if applicable, Company’s Subsidiaries, on a consolidated and consolidating basis for such year, the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and accompanied by an opinion in form and substance satisfactory to the Agent and prepared by an accounting firm reasonably satisfactory to the Agent, or other independent certified public accountants of recognized standing selected by the Company and acceptable to the Agent, as to said financial statements and a certificate signed by the president and chief financial officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company and, if applicable, Company’s Subsidiaries as at the end of, and for, such year.

(c)           Together with each delivery of financial statements required in this Section 6.2, an Officer’s Certificate by the president, chief financial officer, or other officer of the Company acceptable to the Agent.

(d)           With respect to Aged Mortgage Loans, copies of the complete credit and collateral file relating each Aged Mortgage Loan, an updated title opinion covering the Mortgaged Property securing each Aged Mortgage Loan issued inform and substance acceptable to Agent and issued by a title company acceptable to Agent, a current appraisal or brokers price opinion certifying the current market value of the Mortgaged Property securing each Aged Mortgage Loan in form and substance acceptable to Agent and such other information or documentation relating to the borrowers or Mortgaged Property of each Aged Mortgage Loan, all of the foregoing to be provided as the Agent in its discretion may request at any time or from time to time and at the sole cost and expense of the Company.

(e)           Reports in respect of the Pledged Mortgages and Pledged Securities, in such detail and at such times as the Agent in its discretion may request at any time or from time to time, including, without limitation, a monthly pipeline report in form satisfactory to Agent, to be delivered with the monthly financial statements required in Section 6.2(a).

(f)            Copies of all regular or periodic financial and other reports, if any, which the Company shall file with the Securities and Exchange Commission or any governmental agency successor thereto and copies of any audits completed by GNMA, FHLMC, or FNMA. Copies of the Mortgage Bankers’ Financial Reporting Forms (FNMA Form 1002) which the Company shall have filed with FNMA.

(g)           From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Company as the Agent may reasonably request.

6.3           Maintenance of Existence; Conduct of Business.     Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary in the normal conduct of its business, including, without limitation, its eligibility as lender, seller/servicer and issuer described under Section 5.11 hereof; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required by HUD at any and all times for maintaining the Company’s status as a FHA approved mortgagee; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

6.4           Compliance with Applicable Laws.     Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings, and with sufficient reserves established therefor.

6.5           Inspection of Properties and Books.    Permit authorized representatives of the Agent and any Lender to (a) discuss the business, operations, assets and financial condition of the Company and Company’s Subsidiaries with their officers and employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, and (b) inspect all of the Company’s property and all related information and reports at the expense of such Lender or Agent, as applicable, all at such reasonable times as the Agent or any Lender may request. The Company will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Agent or any Lender or any authorized representatives of the Agent or any Lender may address to them in reference to the financial condition or affairs of the Company and Company’s Subsidiaries.  The Company may have its representatives in attendance at any meetings between the officers or other representatives of the Agent or any Lender and the Company accountants held in accordance with this authorization.

6.6           Notice.    Give prompt written notice to the Agent of (a) any action, suit or proceeding instituted by or against the Company or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS  ($100,000.00) (except for normal collection and foreclosure proceedings initiated by the Company in connection with a Mortgage Loan or any other Mortgage loan), or any such proceedings threatened against the Company, or any of Company’s Subsidiaries in writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax Lien against it, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for five (5) days, (d) the suspension, revocation or termination of the Company’s eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section 5.11 hereof, (e) the transfer, loss or termination of any Servicing Contract to which the Company is a party, or which is held for the benefit of the Company, and the reason for such transfer, loss or termination, if known to the Company, and (f) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Company or Company’s Subsidiaries or which, with or without notice or lapse of time or both, would constitute a default under any other agreement instrument or indenture to which the Company is a party or to which the Company its properties or assets may be subject.

6.7           Payment of Debt, Taxes, etc.  Pay and perform all obligations and Indebtedness of the Company, and cause to be paid and performed all obligations and Indebtedness of its Subsidiaries in accordance with the terms thereof and pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon the Company or its Subsidiaries, or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Company and its Subsidiaries shall not be required to pay obligation, Indebtedness, taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued if such proceedings do not involve any likelihood of the sale, forfeiture or loss of any such property or any interest therein while such proceedings are pending, and provided further that book reserves adequate under generally accepted accounting principles shall have been established with respect thereto and provided further that the owing Person’s title to, and its right to use, its property is not materially adversely affected thereby.

6.8           Insurance.  Maintain (a) errors and omissions insurance or Mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing FNMA and FHLMC requirements applicable to a qualified Mortgage originating institution, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Agent, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within thirty (30) days after notice from the Agent, obtain such additional insurance as the Agent shall reasonably require, all at the sole expense of the Company.   Copies of such policies shall be furnished to the Agent without charge upon obtaining such coverage or any renewal of or modification to such coverage.

6.9           Closing Instructions.   Indemnify and hold the Agent and the Lenders harmless from and against any loss, including reasonable attorneys’ fees and costs, attributable to the failure of a title insurance company, agent or attorney to comply with the disbursement or instruction letter or letters of the Company or of the Agent relating to any Mortgage Loan.  The Agent shall have the right to pre-approve the closing instructions of the Company to the title insurance company, agent or attorney in any case where the Mortgage Loan to be created at settlement is intended to be warehoused by the Company pursuant hereto.

6.10         Other Loan Obligations.   Perform all obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and promptly notify the Agent in writing of a declared default under or the termination, cancellation, reduction or non-renewal of any of its other lines of credit or financing agreements with any other lender.  Exhibit “B” hereto is a true and complete list of all such lines of credit or financing agreements as of the date hereof.

6.11         Use of Proceeds of Advances.   Use the proceeds of each Advance solely for the purpose of financing or purchasing Eligible Mortgage Loans.

6.12         Special Affirmative Covenants Concerning Collateral.

(a)           Warrant and defend the right, title and interest of the Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever.

(b)           Service or cause to be serviced all Pledged Mortgages in accordance with the standard requirements of the issuers of Purchase Commitments covering the same and all applicable FHA and VA requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans.   The Company shall service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and issuers of

Purchase Commitments covering the same. The Company shall hold all escrow funds collected in respect of Pledged Mortgages and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

(c)           Execute and deliver to the Agent such Uniform Commercial Code financing statements with respect to the Collateral as the Agent may request.  The Company shall also execute and deliver to the Agent such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Agent to secure the Collateral, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lenders under this Agreement.  The Agent, on behalf of the Lenders, shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Texas, or any other applicable law, in addition to all rights provided for herein.

(d)           Notify the Agent within two (2) Business Days after receipt of notice from an Investor of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Mortgage, Eligible Mortgage Pool or Pledged Security.

(e)           Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto.  The Company will cause to be delivered to the Investor the Pledged Mortgages and Pledged Securities to be sold under each Purchase Commitment not later than the expiration thereof.

(f)            Maintain, at its principal office or in a regional office approved by the Agent, or in the office of a computer service bureau engaged by the Company and approved by the Agent, and, upon request, shall make available to the Agent, for the benefit of the Lenders, the originals, or copies in any case where the originals have been delivered to the Agent, for the benefit of the Lenders, or to an Investor, of its Mortgage Notes and Mortgages included in Collateral, Mortgage-backed Securities delivered to the Agent, for the benefit of the Lenders, as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

6.13         Cure of Defects in Loan Documents. Promptly cure and cause to be promptly cured any defects in the creation, issuance, execution and delivery of this Agreement and the other Loan Documents; and upon request of the Agent and at the Company’s expense, the Company will promptly execute and deliver, and cause to be executed and delivered, to the Agent or its designee, all such additional documents, agreements and/or instruments in compliance with or in accomplishment of the covenants and agreements of this Agreement and the other Loan Documents, and/or to create, perfect, preserve, extend and/or maintain any and all Liens created pursuant hereto or pursuant to any other Loan Document as valid and perfected Liens (of a priority as set forth in this Agreement) in favor of the Agent for the benefit of the Lenders to secure the Obligations, all as reasonably requested from time to time by the Agent.

7.            NEGATIVE COVENANTS.

The Company hereby covenants and agrees with the Agent and the Lenders that, so long as the Commitment is outstanding or there remain any Obligations of the Company to be paid or performed under this Agreement or any other Loan Document, the Company shall not, either directly or indirectly, without the prior written consent of the Agent:

7.1           Contingent Liabilities.   Assume, incur, create, guarantee, endorse, or otherwise become or be liable for the obligation of any Person other than the Company except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and excluding the sale of Mortgage Loans with recourse in the ordinary course of the company’s business.

7.2           Pledge of Servicing Contracts/Mortgage Loans.    Except for Mortgage Loans pledged to lenders described on Exhibit “B hereto, pledge or grant a security interest in any existing or future Mortgage Loans or Servicing Rights acquired by the Company other than to the Agent, for the benefit of the Lenders, except as otherwise expressly permitted in this Agreement; provided, however, that if no Default or Event of Default has occurred and is continuing, servicing on individual Mortgage Loans may be sold concurrently with and incidental to the sale of such Mortgage Loans (with servicing released) in the ordinary course of the Company’s business.

7.3           Merger; Acquisitions.   Liquidate, dissolve, consolidate or merge, or acquire any substantial part of the assets of another, except for transactions involving not more than FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) each.

7.4           Loss of Eligibility.  Take any action that would cause the Company to lose all or any part of its status as an eligible lender, seller/servicer and issuer as described under Section 5.11 hereof.

7.5           Adjusted Tangible Net Worth.   Permit the sum of the Adjusted Tangible Net Worth of Company (and its Subsidiaries, on a consolidated basis) to be less than an amount equal to the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) plus fifty percent of the Company’s net income for each calendar month on a cumulative basis (in no event shall the foregoing amount be reduced by any net loss of the Company realized at any time), computed as of the end of each calendar month.

7.6           Debt to Adjusted Tangible Worth Ratio.   Permit the ratio of Debt to Adjusted Tangible Worth of the Company (and its Subsidiaries, on a consolidated basis) to exceed 15:1, such ratio to be computed as of the end of each calendar month.

7.7           Minimum Current Ratio.  Permit the Current Ratio of the Company to be less than 1.05 to 1.0 computed as of the end of each calendar month.

7.8           Transactions with Affiliates.   Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of its Affiliates except as permitted by Section 7.11 hereof, (b) transfer, sell, pledge, assign or otherwise dispose of any of its assets to or on behalf of such Affiliates, (c) merge or consolidate with or purchase or acquire assets from such

Affiliates, or (d) transfer, pledge, or assign or otherwise pay to or on behalf of such Affiliates management fees; provided, however, Company may pay to its Affiliates management fees not to exceed THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) per annum in the aggregate; provided that, no Default, Event of Default or violation of Sections 7.5, 7.6, or 7.7 hereof exists at the time of any payment of such management fees or would result after the payment of such management fees and provided further that the payment of such management fees would not result in a net loss for the Company for any calendar quarter or fiscal year.

7.9           Limits on Corporate Distributions.  Pay, make or declare or incur any liability to pay, make or declare any dividend (excluding stock dividends) or other distribution, direct or indirect, on or on account of any shares of its stock or any redemption or other acquisition, direct or indirect, of any shares of its stock or of any warrants, rights or other options to purchase any shares of its stock nor purchase, acquire, redeem or retire any stock or ownership interest in itself whether now or hereafter outstanding except that so long as no Default, Event of Default or violation of Sections 7.5, 7.6, and 7.7 hereof exists at such time, or would exist immediately thereafter, the Company may declare and pay cash dividends to its shareholders; provided, that (a) such cash dividends must be declared and paid within twenty (20) days after delivery to Agent of the financial statements described in Section 6.2(a) hereof; and (b) provided further that such dividends shall not exceed, in the aggregate during any fiscal year, fifty percent (50%) of the Company’s net income for such fiscal year.

7.10         RICO.   Violate any laws, statutes or regulations, whether federal or state, for which forfeiture of its properties is a potential penalty, including, without limitations, RICO.

7.11         No Loans or Investments Except Approved Investments.    Without the prior written consent of Agent, make or permit to remain outstanding any loans or advances to, or investments in, any Person, except that the foregoing restriction shall not apply to:

(a)           investments in marketable obligations maturing no later than one hundred eighty (180) days from the date of acquisition thereof by the Company and issued and fully guaranteed, directly, by the full faith and credit of the Government of the United States of America or any agency thereof; and

(b)           investments in certificates of deposit maturing no later than one hundred eighty (180) days from the date of issuance thereof and issued by commercial banks in the United States and such banks rated by Moody’s Investor Service, Inc. and receiving a rating of Prime-2 or higher on Moody’s short term debt rating or rated by Standard & Poor’s Corporation and receiving a rating of AA-/A1+ or higher on S&P’s short term debt rating, it being acknowledged and agreed that the foregoing requirements shall pertain to certificates of deposit issued and/or received on a date on or after the date of this Agreement);

(c)           investments not to exceed FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in the aggregate;

(d)           investments in the acquisition or origination of Mortgage Loans in the ordinary course of business;

(e)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA-/A1 + or higher from Standard & Poor’s Rating Group, a Division of McGraw, Hill, Inc., or rated P-l or higher by Moody’s Investors Service, Inc.;

(f)            commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of AA-/A1+ or higher from Standard & Poor’s Rating Group, a Division of McGraw, Hill, Inc., or rated P-l by Moody’s Investors Service, Inc.;

(g)           investments in mutual funds that invest substantially all of their assets in Investments of the types described in subsections (a), (b), (c) and (e) of this Section 7.11;

(h)           Investments consisting of loans, advances or extensions of credit to Affiliates made in the ordinary course of business; and

(i)            Investments made pursuant to Hedging Arrangements.

7.12         Charter Documents and Business Termination.

(a)           Issue, sell or commit to issue or sell any shares of its capital stock of any class, or other equity or investment security,

(b)           Amend or otherwise modify its corporate charter or otherwise change its corporate structure in any manner which will have a materially adverse effect on the Company’s condition, financial or otherwise, or which will have a material adverse effect upon the Company’s ability to perform, promptly and fully, its obligations hereunder or under any of the other Loan Documents, or

(c)           Take any action with a view toward its dissolution, liquidation or termination, or, in fact, dissolve, liquidate or terminate its existence.

7.13         Changes in Accounting Methods.   Make any change in its accounting method as in effect on the date of this Agreement or change its fiscal year ending date from December 31, unless such changes (a) are required for conformity with generally accepted accounting principles and, in such event, the Company will give prior written notice of each such change to the Agent or (b) or if not so required, are in conformity with generally accepted accounting principles and have the prior written approval of the Agent which approval shall not be unreasonably withheld.

7.14         No Sales, Leases or Dispositions of Property.  Except in the ordinary course of its business, sell, lease, transfer or otherwise dispose of all or any material portion or portions or integral part of its properties or assets, whether now owned or hereafter acquired (whether in a single transaction or in a series of transactions), or enter into any arrangement, directly or indirectly, with any person, whereby it shall sell or transfer any of its properties or assets, whether now owned or hereafter acquired, and thereafter rent or lease as lessee such property or any part thereof which it intends to use for substantially the same purpose or purposes as the property sold or transferred.

7.15         Changes in Business or Assets.  Make any substantial change (a) in the nature of its business as now conducted, or (b) in the use of its property as now used and proposed to be used.

7.16         Changes in Office or Inventory Location.   Change the address and/or location of its chief executive office or principal place of business or the place where it keeps its books and records or its inventory to a location outside the State of Ohio unless, prior to any such change, the Company shall execute and cause to be executed such additional agreements and/or lien instruments as the Agent may reasonably request to conform with the provisions hereof and the transactions and perfected Liens in the Collateral contemplated under this Agreement and the other Loan Documents.

7.17         Special Negative Covenants Concerning Collateral.

(a)           Amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgages or Pledged Securities.

(b)           Sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber any of the Collateral or any interest therein.

(c)           Make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

7.18         No Indebtedness.  Except for the Indebtedness described in Exhibit “B” hereto, incur, create, assume or guarantee or in any manner become or be liable or permit to be outstanding any Indebtedness (including obligations for the payment of rentals other than provided for herein) nor guarantee any contract or other obligation, and will not in any way become or be responsible for obligations of any Person, whether by agreement to purchase the Indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the Indebtedness of any other Person or otherwise, except that the foregoing restrictions shall not apply to:

(a)           the Obligations.

(b)           liabilities for taxes, assessments, governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted if reserves adequate under generally accepted accounting principles have been established therefor.

(c)           endorsements of negotiable instruments for collection in the ordinary course of business.

(d)           indebtedness incurred in the ordinary course of business in connection with normal trade or business obligations which are payable within ninety (90) days of the occurrence thereof, provided, however, that no such Indebtedness shall be incurred by the Company to any Affiliate unless it is subordinated in all respects to the Obligations in a form and substance acceptable to the Lenders, and is incurred in the ordinary course of business and upon substantially the same or better terms as it could obtain in an arm’s length transaction with a Person who is not an Affiliate,

(e)           Indebtedness of less than TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), in the aggregate, incurred in the ordinary course of business.

(f)            Indebtedness incurred in the ordinary course of business for the purpose of leasing office space or equipment to be used in the conduct of the business of the Company.

7.19         Ownership of the Company.    Permit any change in the legal or beneficial ownership of any capital stock, instruments convertible to same, or other equity instruments, of the Company that results or would result in a Change of Control.

7.20         Payments of Subordinated Debt.     Make any payment of any kind on any Subordinated Debt until the Commitments have terminated, all Obligations have been paid and performed in full, and any applicable preference period has expired.

8.             DEFAULTS; REMEDIES.

8.1           Events of Default.   The occurrence of any of the following conditions or events shall be an event of default (“Event of Default”):

(a)           Failure to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement within ten (10) days after the due date (other than any amounts due under Section 3.4 hereof which shall be due and payable on its due date); or failure to pay, beyond any applicable grace period, the principal or interest on any other indebtedness due any Lender; or

(b)           Failure of the Company or any of its Subsidiaries to pay, or any default in the payment of any principal or interest on, any other Indebtedness or in the payment of any contingent obligation beyond any period of grace provided; or breach or default with respect to any other material term of any other Indebtedness of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders)  to cause, Indebtedness of the Company or its Subsidiaries in the aggregate amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise) or failure of the Company to perform or comply with any term or condition applicable to it contained in Sections 6.3, 6.11, and any Section in Article 7 hereof; or

(c)           Any of the Company’s representations or warranties made or deemed made herein or in any other Loan Document, or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto shall be inaccurate or incomplete in any materially adverse respect on the date as of which made or deemed made; or

(d)           The Company shall default in the performance of or compliance with any term or covenant contained in this Agreement and such default shall not have been remedied or waived within thirty (30) days after receipt of written notice from the Agent of such default other than those referred to above in Subsections 8.1 (a), 8.1(b), or 8.l(c); or

(e)           (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Company or any of Company’s Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in respect of the Company or any of Company’s Subsidiaries, which decree or order is not stayed; or a filing of an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company or any of Company’s Subsidiaries has occurred; or (2) any other similar relief shall be granted under any applicable federal or state law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of Company’s Subsidiaries, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of Company’s Subsidiaries, for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of Company’s Subsidiaries, and the continuance of any such events in Subsections (1) and (2) above for sixty (60) days unless dismissed or discharged; or

(f)            The Company or any of Company’s Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of Company’s Subsidiaries of any assignment for the benefit of creditors; or the failure of the Company or any of Company’s Subsidiaries, or the admission by any of them of its inability, to pay its debts as such debts become due; or

(g)           Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event no later than five (5) days prior to the date of any proposed sale thereunder; or

(h)           Any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of twenty (20) days; or

(i)            Any Plan maintained by the Company or any of Company’s Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Company’s or any Subsidiary’s liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) (or in the case of a termination involving the Company or any of Company’s Subsidiaries as a “substantial employer” (as defined in Section 4001 (a)(2) of ERISA) the withdrawing employer’s proportionate share of such excess shall exceed such amount); or

(j)            The Company or any of Company’s Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00); or

(k)           The Company shall purport to disavow, in writing, its obligations hereunder or shall contest, in writing, the validity or enforceability hereof, or the Agent’s security interest on any portion of the Collateral shall become unperfected, of less than a first priority, unenforceable or otherwise impaired; or

(l)            The Company dissolves or terminates its existence, or discontinues its usual business; or

(m)          Any court shall find or rule, or the Company shall assert or claim, in writing, (i) that the Agent does not have a valid, first priority perfected, enforceable Lien and security interest in the Collateral as represented in this Agreement or in any other Loan Document, or (ii) that this Agreement or any of the Loan Documents does not or will not constitute the legal, valid, binding and enforceable obligations of the party or parties (as applicable) thereto, or (iii) that any Person has a conflicting or adverse Lien, claim or right in, or with respect to, the Collateral and the Company is unable within ten (10) days to have such finding or ruling reversed or to have such adverse Lien, claim or right removed; or

(n)           The Company shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or other process which is not vacated within sixty (60) days from the date thereof; or

(o)           There shall be a material adverse change in the financial condition, business or operations of the Company; or

(p)           A Change of Control occurs.

8.2           Remedies.

(a)           Upon the occurrence of any Event of Default described in Sections 8.1(e), 8.1(f), 8.1(h) or 8.1(k), the Commitment shall automatically terminate and all unpaid and accrued Obligations of the Company shall automatically become due and payable, without presentment for payment, demand, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, maturity, or any other notices or requirements of any kind to the Company or any other Person liable thereon or with respect thereto, all of which are hereby expressly waived by the Company.

(b)           Upon the occurrence of any Event of Default, other than those described in Sections 8.1(e), 8.1(f), 8.1(h) or 8.1(k), the Agent may, by written notice to the Company, terminate the Commitment and/or declare all unpaid and accrued Obligations of the Company to be immediately due and payable, whereupon the same shall forthwith become due and payable, together with all accrued and unpaid interest thereon, and the obligation of the Lenders to make any Advances shall thereupon terminate.

(c)           Upon the occurrence of any Event of Default, the Agent may also do any of the following:

(1)           Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of Obligations of the Company in any manner permitted by law or provided for hereunder.

(2)           Notify all obligors, servicers or other Persons in respect of the Collateral that the Collateral has been assigned to the Agent, for the benefit of the Lenders, and that all payments thereon are to be made directly to the Agent, for the benefit of the Lenders, or such other party as may be designated by the Agent; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or any Investor or any portion of the Collateral, on terms acceptable to the Agent; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

(3)           Act, or contract with a third Person to act, as servicer or subservicer of each item of Collateral requiring servicing and perform all obligations required in connection with Purchase Commitments, such third party’s fees to be paid by the Company.

(4)           Require the Company to assemble the Collateral and/or books and records relating thereto and make such available to the Agent at a place to be designated by the Agent.

(5)           Enter onto property where any Collateral or books and records relating thereto are located and take possession thereof with or without judicial process.

(6)           Prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Agent deems appropriate.

(7)           Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Texas or other applicable law, including, but not limited to, selling or otherwise disposing of the Collateral, or any part thereof, at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Agent may determine, including, without limitation, sale pursuant to any applicable Purchase Commitment.  If notice is required under such applicable law, the Agent will give the Company not less than ten (10) days’ notice of any such public sale or of the date after which private sale may be held. The Company agrees that ten (10) days’ notice shall be reasonable notice.   The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. The Agent is authorized at any such sale, if the Agent deems it advisable so to do, to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or resale of any of the Collateral.  The Company specifically agrees that any such sale, whether public or private, of any Collateral pursuant to the commitment of any investor to purchase such Collateral that was obtained by (or with the approval of) the Company will be commercially reasonable, and if such sale is for the price provided for in such commitment, then such sale shall be held to be for value reasonably equivalent to the value of the Collateral so sold. Upon any such sale, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.   Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted. In any case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser, but the Agent shall not incur any liability in case of such purchaser’s failure to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

(8)           Proceed against the Company on the Notes.

(9)           Exercise any or all of its rights, remedies or recourses under any other Loan Documents, at law, in equity, or otherwise.

The Agent shall follow the instructions of the Majority Lenders in exercising or not exercising its rights under this Section 8.2(c), but (i) the Agent shall have no obligation to take or not to take any action which it reasonably believes may expose it to any liability unless the Agent shall be first indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and (ii) the Agent may, but shall be under no obligation to, await instructions from the Majority Lenders before exercising or not exercising its rights under this Section 8.2(c).

(d)           Neither the Agent nor any Lender shall incur any liability as a result of the sale or other disposition of the Collateral, or any part thereof, at any public or private sale or disposition.  The Company hereby waives (to the extent permitted by law) any claims it may have against the Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree and none of the actions described herein shall render Agent’s disposition of the Collateral in such a manner as commercially unreasonable.  Any sale of Collateral pursuant to the terms of a Purchase Commitment, or any other disposition of collateral arranged by the Company, whether before or after the occurrence of an Event of Default, shall be deemed to have been made in a commercially reasonable manner.

(e)           The Company specifically waives (to the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Agent to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Agent shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the Lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

(f)            The Agent and the Lenders may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums.  All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Lenders in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding hereunder and under the Notes.

(g)           No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Company to the extent permitted by law.   The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

8.3           Application of Proceeds.   The proceeds of any sale or other enforcement of the security interest in all or any part of the Collateral shall be applied by the Agent as follows:

First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Agent’s agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Agent in connection therewith;

Second, to the payment of all accrued and unpaid fees and other amounts due (other than principal and interest) under the Notes or this Agreement -  payable ratably to Lenders in the proportion that each Lender’s share of those amounts bears to the total of those amounts for all Lenders;

Third, to the payment of interest accrued and unpaid on the Notes - payable ratably to each Lender in accordance with its Commitment Percentage;

Fourth, to the payment of the outstanding principal balance of the Notes - payable ratably to each Lender in accordance with its Commitment Percentage;

Fifth, to the payment of all other Obligations - payable ratably to Lenders in the proportion that each Lender’s share of those amounts bears to the total of those amounts for all Lenders; and

Finally, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

If the proceeds of any such sale, disposition or other enforcement are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations of the Company, the Company shall remain liable for any deficiency and shall be obligated to pay it without notice or demand.

8.4           Agent Appointed Attorney-in-Fact. The Agent is hereby appointed the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attomey-in-fact is irrevocable and coupled with an interest and shall remain in full force and effect until the full and final payment and performance of all Obligations. Without limiting the generality of the foregoing, the Agent shall have the right and power, either in the name of the Company or in its own name, to (a) give notices of its security interest in the Collateral to any Person, (b) endorse in blank, to itself, or to a nominee all items of Collateral that are transferable by endorsement and are payable to the order of the Company, including canceling, completing or supplying any needed or incomplete or missing endorsement of the Company and any related assignment, (c) change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, and (d) receive, endorse and collect all checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages or Pledged Securities and to give full discharge for the same.

8.5           Right of Offset.   Company hereby grants to Agent and to each Lender a right of offset, to secure the repayment of the Obligations, upon any and all monies, securities, or other property of Company, and the proceeds therefrom now or hereafter held or received by or in transit to Agent or such Lender from or for the account of Company, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final) and credits of Company, and any and all claims of Company against Agent or such Lender, at any time existing. Upon the occurrence of any Default, Agent and each Lender are authorized at any time and from time to time, without notice to Company, to offset, appropriate, and apply any and all of those items against the Obligations.   Notwithstanding anything in this section or elsewhere in this Agreement to the contrary, neither Agent nor any other Lender shall have any right to offset, appropriate, or apply any accounts of Company which consist of escrowed funds (except and to the extent of any beneficial interest which Company have in such escrowed funds) which have been so identified by Company in writing at the time of deposit thereof.

8.6           Waivers.  Company waives any right to require Agent to (a) proceed against any Person, (b) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (c) pursue any other remedy in its power. Agent shall not be required to take any steps necessary to preserve any rights of Company against any Person from which Company purchased any Mortgage Loans or to preserve rights against prior parties.   Company and each surety, endorser, guarantor, pledgor, and other party ever liable or whose property is ever liable for payment of any of the Obligations jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and on payment, and agree that their or their property’s liability with respect to the Obligations, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligations, by any indulgence, or by any release or change in any security for the payment of the Obligations, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number thereof.

8.7           Performance by Agent.   Should any covenant, duty, or agreement of Company fail to be performed in accordance with the terms of this Agreement or of any document delivered under this Agreement, Agent may, at its option, after notice to Company, as the case may be, perform, or attempt to perform, such covenant, duty, or agreement on behalf of the Company and shall notify each Lender that it has done so. In such event, Company shall jointly and severally, at the request of Agent, promptly pay any amount expended by Agent in such performance or attempted performance to Agent at its principal place of business, together with interest thereon at the Maximum Rate from the date of such expenditure by Agent until paid. Notwithstanding the foregoing, it is expressly understood that Agent does not assume and shall never have, except by express written consent of Agent, any liability or responsibility for the performance of any duties of Company under this Agreement or under any other document delivered under this Agreement.

8.8           No Responsibility.    Except in the case of fraud, gross negligence, or willful misconduct, neither Agent nor any of its officers, directors, employees, or attorneys shall assume or ever have any liability or responsibility for, any diminution in the value of the Collateral or any part of the Collateral.

8.9           No Waiver.  The acceptance by Agent or any Lender at any time and from time to time of partial payment or performance by Company of any of their respective obligations under this Agreement or under any Loan Document shall not be deemed to be a waiver of any Default then existing.  No waiver by Agent or any Lender shall be deemed to be a waiver of any other then existing or subsequent Default. No delay or omission by Agent or any Lender in exercising any right under this Agreement or under any other document required to be executed under or in connection with this Agreement shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under this Agreement or otherwise.

8.10         Cumulative Rights.   All rights available to Agent and the Lenders under this Agreement or under any other document delivered under this Agreement shall be cumulative of and in addition to all other rights granted to Agent and the Lenders at law or in equity, whether or not the Notes be due and payable and whether or not Agent shall have instituted any suit for collection, foreclosure or other action in connection with this Agreement or any other document delivered under this Agreement.

8.11         Costs.   All court costs, reasonable attorneys’ fees, other costs of collection, and other sums spent by Agent or any Lender in the exercise of any right provided in any Loan Document is payable to Agent or that Lender, as the case may be, on demand, is part of the Obligations, and bears interest at the Default Rate from the date paid by Agent or any Lender to the date repaid by Company.

9.             NOTICES.

All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, “Notices”) shall, except as otherwise expressly provided hereunder, be in writing addressed to the respective parties hereto at their respective addresses hereinafter set forth and shall be either (a) delivered in person, or (b) mailed, by certified, registered, or express mail, postage prepaid, or (c) delivered by overnight courier, or (d) telecopied to their respective telecopy numbers (with a paper copy mailed the same day as aforesaid) as hereinafter set forth; provided any party may change its address for notice by designating such party’s new address in a Notice to the sending party given at least five (5) Business Days before it shall become effective. All Notices shall be conclusively deemed to have been properly given or served when duly received, in person regardless of how sent. Regardless of when received, all Notices shall be conclusively deemed given or served if addressed in accordance with this Section and (1) if by overnight courier, on the next Business Day or (2) if mailed, on the third Business Day after being deposited in the mails, or (3) if telecopied, when telecopied to the telecopy number set forth below (provided a paper copy is mailed the same day):

If to the Company:	SIRVA MORTGAGE, INC.
Attn: Paul Klemme, President
6070 Parkland Boulevard
Mayfield Heights, Ohio 44124
Fax No.: (440) 646-1835

If to Washington Mutual Bank, FA as Agent:	Washington Mutual Bank, FA
Attn: Ms. Leticia Ruiz
Syndicated Finance
3200 Park Center Drive
Costa Mesa, California 92626
Fax No.: (714) 800-2492

If to Washington Mutual Bank, FA as Lender:	Washington Mutual Bank, FA
Attn: Ms. Leticia Ruiz
Syndicated Finance
3200 Park Center Drive
Costa Mesa, California 92626
Fax No.: (714) 800-2492

with a copy to:	Washington Mutual Bank, FA
Attn: Michael D. McAuley
Mortgage Banker Finance
3200 Southwest Freeway, Suite 1922
Houston, Texas 77027
Fax No.: (713)543-4292

If to National City Bank of Kentucky as Lender:	NATIONAL CITY BANK OF KENTUCKY
Attn: Mary Jo Reiss, Vice President, Mortgage Banking
421 West Market Street
Louisville, Kentucky 40202
Tel: (502) 581.4197
Fax: (502) 581.4154

10.           REIMBURSEMENT OF EXPENSES; INDEMNITY.

10.1         Reimbursement of Expenses and Indemnification by Company. The Company shall: (a) pay all out-of-pocket costs and expenses of the Agent, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, documentation, enforcement and administration of this Agreement, the Notes, and other Loan Documents and the making and repayment of the Advances and the payment of interest thereon; (b) pay, and hold the Agent and the Lenders and any owners or holders of the Notes harmless from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save them each harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; (c) INDEMNIFY, PAY AND HOLD HARMLESS THE AGENT, EACH LENDER, AND ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS AND ANY SUBSEQUENT OWNERS OR HOLDERS OF THE NOTES (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER (THE “INDEMNIFIED LIABILITIES”) (INCLUDING, WITHOUT LIMITATION, INDEMNIFIED LIABILITIES RESULTING, IN WHOLE OR IN PART, FROM ANY INDEMNIFIED PARTY’S OWN NEGLIGENCE OR STRICT LIABILITY) WHICH MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNIFIED PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY TO THE EXTENT THAT ANY SUCH INDEMNIFIED LIABILITIES RESULT (DIRECTLY OR INDIRECTLY) FROM ANY CLAIMS MADE, OR ANY ACTIONS, SUITS OR PROCEEDINGS COMMENCED OR THREATENED, BY OR ON BEHALF OF ANY CREDITOR (EXCLUDING THE LENDERS AND THE HOLDER OR HOLDERS OF THE NOTES), SECURITY HOLDER, SHAREHOLDER, CUSTOMER (INCLUDING, WITHOUT LIMITATION, ANY PERSON HAVING ANY DEALINGS OF ANY KIND WITH THE COMPANY), TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE AND/OR AGENT OF THE COMPANY ACTING IN SUCH CAPACITY, THE COMPANY OR ANY GOVERNMENTAL REGULATORY BODY OR AUTHORITY. THE FOREGOING INDEMNITY SHALL NOT APPLY TO THE EXTENT THE INDEMNIFIED LIABILITIES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY OR ANY INDEMNIFIED PARTY’S OWN VIOLATIONS OF REGULATIONS APPLICABLE TO IT. THE AGREEMENT OF THE COMPANY CONTAINED IN THIS SUBSECTION (c) SHALL

SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT AND THE PAYMENT IN FULL OF THE NOTES. ATTORNEYS’ FEES AND DISBURSEMENTS INCURRED IN ENFORCING, OR ON APPEAL FROM, A JUDGMENT PURSUANT HERETO SHALL BE RECOVERABLE SEPARATELY FROM AND IN ADDITION TO ANY OTHER AMOUNT INCLUDED IN SUCH JUDGMENT, AND THIS CLAUSE IS INTENDED TO BE SEVERABLE FROM THE OTHER PROVISIONS OF THIS AGREEMENT AND TO SURVIVE AND NOT BE MERGED INTO SUCH JUDGMENT. WITHOUT LIMITING ANY OF THE FOREGOING, THE COMPANY SHALL UPON DEMAND PROMPTLY REIMBURSE THE AGENT FOR ALL EXTRAORDINARY SERVICING EXPENSES INCURRED BY IT.

10.2         INDEMNIFICATION BY THE LENDERS.   WHETHER OR NOT ANY ADVANCE IS MADE HEREUNDER, THE LENDERS AGREE TO INDEMNIFY, PAY, DEFEND, AND HOLD HARMLESS THE AGENT IN ITS RESPECTIVE CAPACITY AS SUCH (TO THE EXTENT NOT REIMBURSED BY THE COMPANY AND WITHOUT LIMITING THE OBLIGATION OF THE COMPANY TO DO SO), RATABLY ACCORDING TO THEIR RESPECTIVE COMMITMENT PERCENTAGES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER, INCLUDING WITHOUT LIMITATION LIABILITIES RESULTING IN WHOLE OR PART FROM THE AGENT’S OWN ORDINARY NEGLIGENCE OR STRICT LIABILITY, WHICH MAY AT ANY TIME (INCLUDING WITHOUT LIMITATION AT ANY TIME FOLLOWING THE PAYMENT OF THE OBLIGATIONS) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE THE AGENT UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEY COSTS) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATION, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, AND ALL EXTRAORDINARY SERVICING EXPENSES, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF BORROWER. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT. ATTORNEYS’ FEES AND DISBURSEMENTS INCURRED IN

ENFORCING, OR ON APPEAL FROM, A JUDGMENT PURSUANT HERETO SHALL BE RECOVERABLE SEPARATELY FROM AND IN ADDITION TO ANY OTHER AMOUNT INCLUDED IN SUCH JUDGMENT, AND THIS CLAUSE IS INTENDED TO BE SEVERABLE FROM THE OTHER PROVISIONS OF THIS AGREEMENT AND TO SURVIVE AND NOT BE MERGED INTO SUCH JUDGMENT.

TO THE EXTENT THAT, AFTER THE LENDERS HAVE MADE PAYMENTS TO AGENT PURSUANT TO THIS SECTION 10.2, AGENT RECEIVES FROM THE COMPANY, THE COLLATERAL OR ANY OTHER SOURCE (OTHER THAN THE LENDERS) ANY AMOUNT ON ACCOUNT OF THE LIABILITIES SO PAID BY THE LENDERS, AGENT SHALL REIMBURSE SUCH AMOUNT RECEIVED FROM THE COMPANY, THE COLLATERAL OR SUCH OTHER SOURCE TO THE LENDERS, RATABLY IN ACCORDANCE WITH THE AMOUNTS RECEIVED FROM THEM PURSUANT TO SECTION 10.2 FOR PURPOSES OF THE FOREGOING SENTENCE, AGENT MAY APPLY ANY AMOUNT RECEIVED FROM THE COMPANY OR ANY SUCH OTHER SOURCE TO ANY OBLIGATIONS OWING TO IT UNDER ANY LOAN DOCUMENT.

11.          FINANCIAL INFORMATION.

All financial statements and reports furnished to the Agent hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at, and for the period ended, the Interim Date (except to the extent otherwise required to conform to good accounting practice).

12.          AGREEMENTS CONCERNING THE AGENT AND THE LENDERS.

12.1         Appointment.  Each of the Lenders hereby irrevocably appoints Washington Mutual Bank, FA as the Agent under this Agreement and the other Loan Documents and authorizes the Agent to act on such appointing Lender’s behalf and to exercise such powers under this Agreement and all other Loan Documents as are specifically delegated to or required of the Agent by their terms, together with all reasonably incidental powers. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein or in another Loan Document, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender or any participant. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender hereby agrees to assert no claim against the Agent on any agency thereof or any other theory of liability for breach of fiduciary duty, all of which claims are hereby expressly waived by each Lender.

12.2         Employment of Others by the Agent.  The Agent may execute and perform any of its duties under the Loan Documents by or through employees, agents and attorneys other than (a) the Company or (b) any of the Company’s Affiliates or (c) any of the Company’s attorneys or other agents, and the Agent shall be entitled to rely (and shall be protected in reasonably relying) on the advice of such employees, agents and attorneys concerning all matters pertaining to its duties under the Loan Documents.   The Agent shall not be responsible for the negligence or misconduct of any agent or attorney selected by it in the absence of gross negligence, fraud or willful misconduct by the Agent.   Each Lender recognizes and understands that if, after the occurrence of any Default under this Agreement, the Agent services any Collateral consisting of loans secured by mortgages and the Agent does not have adequate facilities (and the Agent shall have no obligation to develop adequate facilities) to service such Collateral, it will be necessary for the Agent to contract with a third party to service such Collateral and the fees to be paid for such services will be treated as expenses payable out of the income and proceeds realized from such Collateral having priority over other applications of such income and proceeds pursuant to the Loan Documents. The Agent will identify any such servicing agent selected by the Agent for such purpose by written notice to the Lenders, and may engage and continue to employ such servicing agent unless and until the other Lenders notify the Agent in writing that they disapprove of such servicing agent so selected, in which event the Agent shall promptly engage such other servicing agent as shall be approved in writing by all of the Lenders and replace the servicing agent so originally selected.

12.3         Exculpatory Provisions. Except in the case of its, his or her own (or own agent’s) fraud, gross negligence, or willful misconduct, it being specifically intended that the Released Persons  (as defined below) be hereby released from liability for their own simple negligence, the “Agent, et al.” (Meaning the Agent, its Affiliates and its  - and each of its Affiliates’  - officers, shareholders, directors, employees and agents), (collectively, the “Released Persons”) shall not be (a) liable for any action taken or omitted to be taken by such Released Person (1) in the exercise of the discretion or power conferred upon such Released Person by the Loan Documents or (2) with the consent or at the request of all Lenders or the Majority Lenders (as applicable), or (b) responsible for consequences of any error of judgment. It is specifically intended that each Released Person is hereby released from liability for his, her, or its own negligence to the maximum extent permitted by law.   The Agent, et al., shall not be responsible in any manner to anyone for (l) the effectiveness, enforceability, legality, genuineness, sufficiency, validity, due execution, filing, registration or recording of any of the Loan Documents, (2) any representation, warranty, document, certificate, report or statement made or furnished in, under or in connection with the Loan Documents other than its own representation, warranty, certificate, report or statement furnished to one or more Lenders in or pursuant to any Loan Document, whether deemed given pursuant to Article 4 of this Agreement or given in a separate writing (and no certificate, report or statement so furnished that is prepared in reliance upon information furnished by the Company or any source other than the Agent itself shall be construed to be a certification, confirmation, guaranty or undertaking of any kind by the Agent of the correctness or completeness of any of the information so relied upon by the Agent), (3) the value of any of the Collateral, (4) except to the extent the Agent is required to hold Collateral or take or perform any other action with respect to it in accordance with this Agreement and which action is required of such perfection, the perfection of any Lien on any Collateral, (5) any delay, error, omissions or default of any third party mail, telegraph, telecopy, electronic mail, cable or wireless agency or operator or (6) any failure of the Company to perform its obligations hereunder or under any other Loan Document. The Agent, et al, shall not be under any obligation to anyone to (a) ascertain or to inquire as to the performance or observation of any of the terms, covenants, or conditions of any of the Loan Documents on the part of the Company or any other Person or (b) inspect the property (including the books and records) of the Company.

12.4         Defaults.  Should any Event of Default or Default occur and be continuing, any Lender having actual knowledge thereof shall notify Agent and Company of the existence thereof, but the failure of any Lender to provide that notice shall not prejudice that Lender’s rights under this Agreement. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless a Vice President or more senior officer of the Mortgage Banker Finance Group of the Agent has actual knowledge of it or such an officer shall have received notice from the Company or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default”. The Agent shall take such action with respect to an Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default, as the Agent, in its sole discretion, may deem necessary or appropriate to protect the rights and interest of the Agent and the Lenders and to realize the benefits of the Collateral. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any Loan Document in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders, all participants, and all future holders of the Obligations owing by Borrower hereunder. Where this Agreement expressly permits or prohibits an action unless the Majority Lenders otherwise determine, the Agent shall, and in all other instances the Agent may but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders. Notwithstanding the foregoing, the Agent shall not be required to take any action that it reasonably believes may expose it to personal liability or be contrary to this Agreement or applicable law.

12.5         Reliance.  The Agent, et al., shall be entitled to rely - and shall be fully protected in reasonably relying - upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order or other document or conversation believed by it, him or her to be genuine and correct and to have been signed or made by the proper Person. The Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. If any order, writ, judgment or decree (an “Order”) shall be made or entered by any court affecting the rights, duties and obligations of the Agent under the Loan Documents, then and in any of such events the Agent is authorized, in its sole discretion, to rely upon and comply with such Order; and if the Agent complies with any such Order, then the Agent, et al., shall not be liable to any Lender or to any other Person by reason of such compliance, even though such Order may be subsequently reversed, modified, annulled, set aside, held inapplicable or vacated.

12.6         Resignation of the Agent.  The Agent, or any Agent or agents hereafter appointed, at any time may resign by giving written notice of resignation to the Company and the Lenders and complying with the applicable provisions of this Section.   The Agent may be removed in accordance with the applicable provisions of Section 12.7 and with written notice to the Company.   Upon receiving such notice of resignation or removal, a successor Agent shall be promptly appointed by unanimous action of the Lenders by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Agent and one copy to the successor Agent.   If no successor Agent shall have been so appointed and have accepted the appointment within thirty (30) days after such notice of resignation, then the resigning Agent may appoint a successor Agent, which shall itself be subject, however, to removal by the Lenders (other than any Lender which is then the Agent) without cause (i.e., notwithstanding the conditions to removal of the Agent stated in Section 12.7) upon thirty (30) days’ written notice, provided that the removing Lenders designate another successor Agent in such notice   -   or in a separate written notice given on or before five (5) days thereafter -  to the Agent being removed.   If the resigning Agent does not appoint a successor Agent as provided in the preceding sentence, then the resigning Agent or the Lenders (other than any Lender which is then the Agent) may petition any appropriate court for the appointment of a successor Agent.  After such notices, if any, as it may deem proper and prescribe, such court may appoint a successor Agent.

12.7         Removal of the Agent.  If (a) a receiver shall be appointed by any Governmental Authority of competent jurisdiction and shall take charge or control of the Agent or of its Property or affairs for the purpose of rehabilitation, conservation or liquidation, or (b) the Agent shall be grossly negligent in the performance of its material duties and obligations under this Agreement or engage in willful misconduct concerning any such material duties and obligations, then, in any such case, the Lenders (other than any Lender which is then the Agent) may remove the Agent and appoint a successor by written instrument, in duplicate, one copy of which shall be delivered to the Agent so removed and one copy to the successor Agent; or the Lenders (other than any Lender which is then the Agent) may petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent. After such notice, if any, as it may deem proper and prescribe, such court may remove the Agent and appoint a successor Agent.

12.8         Effective Date of Resignation or Removal.   No resignation or removal of the Agent shall be effective until (a) a successor Agent is appointed pursuant to the provisions of this Agreement and has accepted the appointment as provided in this Agreement, with a copy of such acceptance to be provided by the successor Agent to the predecessor Agent, the Company and the Lenders (but no notice to any other Person shall be required), and (b) the resigning or removed Agent has taken such actions (including the deliver to the successor Agent of Collateral and the execution and delivery to the successor Agent of assignments) as may be necessary or appropriate to cause the successor Agent to have a perfected Lien in the collateral for the benefit of the Lenders (provided, that the Lenders may elect to waive the requirements of this clause (b) to facilitate succession, although no such waiver shall excuse the resigning or removed Agent from its obligations under this clause (b) or otherwise), and the Agent agrees to take any and all such actions as the successor Agent may reasonably request.   Each Lender shall be responsible, ratably, for its share of all reasonable expenses of the resigning or removed Agent and of the successor Agent incurred in connection with the actions to be taken in accordance with the provisions of this Section.

12.9         Successor Agent.  Any successor Agent appointed as provided in this Article shall execute and deliver to the Company and to its predecessor Agent an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of its predecessor, with like effect as if originally named as the Agent; provided, that upon the written request of the Company or the successor Agent, the Agent ceasing to act shall execute and deliver (a) an instrument transferring to such successor Agent all of the rights of the Agent so ceasing to act and (b) to such successor Agent such instruments as are necessary to transfer the Collateral to such successor Agent (including assignments of all Collateral or Collateral Documents). Upon the request of any such successor Agent made from time to time, the Company shall execute any and all papers which the successor Agent shall request or require to more fully and certainly vest in and confirm to such successor Agent all such rights.

12.10       Credit Decisions.  The Lenders expressly acknowledge that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to them and that no act by the Agent hereinafter taken, including any consent to or acceptance of any assignment or any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender.   Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Lender and based upon the Financial Statements of the Company and such other documents and information as it has deemed appropriate (and such Lender represents and agrees that it has received and reviewed all of the information which it requested and that it requested all information which it considered material to its credit decision), made its appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and into all applicable banking regulatory laws relating to the transactions contemplated by the Loan Documents, and such Lender has made its own decision to make Advances hereunder and enter into this Agreement.   Each Lender also acknowledges and agrees that it will, independently and without reliance upon the Agent, et al. or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower.   Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.11       Merger of the Agent.  Any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person surviving or resulting from any merger, conversion or consolidation to which the Agent shall be a party or any Person succeeding to the commercial banking business of the Agent, shall be the successor Agent without the execution or filing of any paper or any further act on the part of any of the parties.

12.12       Agent and Affiliates.   With respect to its own Notes, the Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent. Each of the Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Company, any of its Affiliates and any Person who may do business with or own securities of any of them, all as if it was not the Agent and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, the Agent or its affiliates or subsidiaries may receive information regarding Borrower or its affiliates or subsidiaries (including information that may be subject to confidentiality obligations in favor of Borrower or such affiliate or subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them.  With respect to the Advances made by it as a Lender, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” shall include the Agent in its individual capacity.

12.13       Lender’s Cooperation.   The Lenders agree to cooperate among themselves and with the Agent and from time to time upon the Agent’s request, to execute and deliver such papers as may be reasonably necessary to enable the Agent, in its capacity as lead lender and servicer, to effectively administer and service the Loan and each Lender’s Senior Credit Note in the manner contemplated by this Agreement.

12.14       Withholding Tax.

(a)           If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender claims exemption from, or a reduction of, United States withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

(i)            if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii)           if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

(iii)          such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to notify the Agent and Borrower promptly of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b)           If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of its Commitment Percentage to any other Person, such Lender agrees to notify the Agent and Borrower of the Commitment Percentage so assigned.   To the extent of such assigned Commitment Percentage, the Agent will treat such Lender’s IRS Form 1001 as no longer valid.

(c)           If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of its Commitment Percentage to any other Person, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d)           If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation in an amount equivalent to the applicable withholding tax.

(e)           If the IRS or any other taxing authority asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including attorneys’ fees and costs). The obligations of the Lenders under this subsection shall survive the payment of all amounts owing by Borrower under this Agreement, termination of the Commitments, and the resignation or replacement of the Agent.

12.15       Sharing.   If any Lender obtains any amount - whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its rights under Section 8.5 - that exceeds the portion of that amount it is otherwise entitled under the Loan Documents to receive, then that Lender shall purchase from the other Lenders participations that result in the purchasing Lender’s sharing the excess amount ratably with each Lender in accordance with the portion it is entitled to receive under the Loan Documents.  If all or any of that excess amount is subsequently recovered from that purchasing Lender, then the purchase of participations in it is automatically rescinded and the purchase price restored to that purchasing Lender to the extent of the recovery. Any Lender purchasing a participation from another Lender under this Section may, to the extent lawful, exercise all of its rights of payment (including the right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Company in the amount of that participation.

12.16       Commitment Increases.

(a)           At any time and from time to time after the date hereof, the Commitment may be increased either by an Additional Lender establishing a Commitment Amount or by one or more then existing Lenders (“Increase Lender”) increasing its Commitment Amount (each such increase by either means, a “Commitment Increase”) provided that no Commitment Increase shall become effective unless and until (i) the Company, the Agent and the Additional Lender or the Increase Lender shall have executed and delivered an amendment with respect to such Commitment Increase, and (ii) such Commitment Increase shall have been consented to by each of the other Lenders. Prior to the effective date of any Commitment Increase, the Company shall issue a Note to the Additional Lender or, against surrender of its existing Note to an Increase Lender, in the amount of such Lender’s Commitment Amount after giving effect to such Commitment Increase. Such new promissory notes shall constitute a “Note” for the purpose of the Loan Documents.

(b)           On the effective date of any Commitment Increase, the Agent shall recompute the Commitment Percentage for each Lender following the Commitment Increase, and within in two (2) Business Days, the Agent shall request Advances of the affected category from or shall direct prepayments of such Advances to, each Lender so that the total amount of all then outstanding Advances of the affected category of each category are shared pro rata with each Lender, pursuant to Section 2.1 hereof.

12.17       Participation.   Each Lender reserves the rights, with prior notice to and consent of the Agent, to sell to any bank, savings and loan, savings bank, credit union, other deposit-taking financial institution or commercial lending institution, participations in all or any part of such Lender’s Advances, Note or Commitment.  Participants shall have no rights under the Loan Documents other than certain voting rights as provided below.  Each Lender shall be entitled to obtain (on behalf of its participants) the benefits of this Agreement with respect to all participants in its Advances outstanding from time to time; provided that the Company shall not be obligated to pay any amount in excess of the amount that would be due to such Lender calculated as though no participation had been made.   No Lender shall sell any participating interest of less than FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or under which the participant shall have any rights to approve any amendment, modification or waiver of any Loan Documents.   Except in the case of the sale of a participating interest to a Lender, the relevant participation agreement shall not permit the participant to transfer, pledge, assign, sell any subparticipation in or otherwise alienate or encumber its participation interest in the Loan.

12.18       Amendments and Modifications.

(1)           Without the written consent of all of the Lenders, including Washington Mutual Bank, FA, the Agent shall not agree to any amendments or modifications to the Loan Documents, or grant a written waiver of any provision of them, the effect of which would be to (a) change the amount or the due date of any required payment other than in accordance with the express provisions of the Loan Documents, (b) change the interest rate provisions of this Agreement, (c) change the provisions of Sections 2.1 (a) of this Agreement; (d) extend the maturity date of any Note on the Termination Date, (e) change any sharing ratio applicable to the Lenders under this Agreement except pursuant to the express provisions of this Agreement, (f) change the several nature of the Lenders’ respective obligations to make Advances this Agreement, (g) change the conditions precedent to any Advance in any material respect, (h) release Collateral other than pursuant to the express provisions of this Agreement, (i) amend this Section or the definition of “Majority Lenders”, (j) amend the definition of “Eligible Mortgage Loan” or amend any defined term used within the definition of “Eligible Mortgage Loan” (provided that, (x) with the approval of the Majority Lenders, the Agent may temporarily waive or suspend one or more of this Agreement’s eligibility requirements or conditions for a particular grouping of Mortgage Loans to qualify as Eligible Mortgage Loans where their failure to so qualify is beyond the Company’s reasonable control and if the Agent believes at the time of such temporary waiver or suspension that the factors which apparently caused such disqualification will be eliminated in a reasonably short time and (y) in addition to the provisions of the foregoing subclause (x) Agent may, in its sole discretion, warehouse or continue to warehouse Mortgage Loans (“Ineligible Mortgage Loans”) which fail to qualify as Eligible Mortgage Loans or waive or temporarily suspend or delay any obligation of the Company hereunder in connection with such Ineligible Mortgage Loans, including, without limitation, suspension of any mandatory prepayment due in connection with such Ineligible Mortgage Loans, so long as the aggregate Advances outstanding at any one time against such Ineligible Mortgage Loans shall not exceed FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), or (k) increase the amount of any Lender’s Commitment Amount.

(2)           Agent may agree to any amendments or modifications of the Loan Documents or grant a written waiver of any provision therein provided that it shall not, without the written consent of the Majority Lenders, agree to any amendment or modification of the Loan Documents or grant a written waiver of any provision therein the effect of which would be to (a) change the provisions of Section 2.1(b) of this Agreement; (b) waive any material Event of Default under the Loan Documents; or (c) change or modify any other provision of this Agreement in any material respect.

13.          MISCELLANEOUS.

13.1         Assignment.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Agent (which shall not unreasonably be withheld), to any other Person (collectively, “Purchasing Lenders”) all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit “Q” (an “Assignment and Acceptance”)

executed by such Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Agent) and delivered to the Agent for its acceptance and recording in the Register (as defined in Section 13.2); provided, that, (a) assigning Lender shall pay to the Agent an assignment fee in the amount of FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00), and except in the case of an assignment of all of a Lender’s rights and obligations under this Agreement, (b) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment shall equal at least TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) and (c) after giving effect to each such assignment, the amount of the remaining Commitment of the assigning Lender shall equal at least TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (or, in each case, such lesser amount to which the Agent may consent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment Percentage as set forth therein, and (y) the assigning Lender thereunder shall to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such assigning Lender.

13.2         The Register.  The Agent, on behalf of Borrower, shall maintain at the office of the Agent a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Advances owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the percentage owner of an Advance or other Obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary.  The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Agent and the $5,000.00 assignment fee), the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and Borrower.

13.3         Disclosures.  Borrower authorizes each Lender to disclose to any Purchasing Lender or to any participant (each, a “Transferee”), and any prospective Transferee, any and all financial information in such Lender’s possession concerning Borrower and its Affiliates which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower and its Affiliates prior to becoming a party to this

Agreement; provided, however, that such prospective Transferee agrees it shall be subject to the same confidentiality requirements as any Lender hereunder with respect to such information.

13.4         Pledges. Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its interest in Advances to any Federal Reserve Bank in accordance with applicable law.

13.5         Governing Law.  This Agreement and the other Loan Documents shall be governed by the laws of the State of Texas, without reference to its principles of conflicts of laws.

13.6         Relationship of the Parties. This Agreement provides for the making of Advances by the Lenders, in their capacity as lenders, to the Company, in its capacity as a borrower, and for the payment of interest, repayment of principal by the Company to the Lenders, and for the payment of certain fees by the Company to the Lenders and the Agent. The relationship between the Lenders and the Company is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand.  The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lenders to protect their interests as lenders in assuring payments of interest and repayment of principal and payment of certain fees, and nothing contained in this Agreement shall be construed as permitting or obligating the Agent or the Lenders to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Agent or the Lenders to control the Company or to conduct the Company’s operations, as creating any fiduciary obligation on the part of the Agent or the Lenders to the Company, or as creating any joint venture, agency, or other relationship between the parties hereto other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lenders for credit and to execute and deliver this Agreement.

13.7         Severability. If any provision of this Agreement shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable.

13.8         Usury.  It is the intent of Lenders and the Company in the execution and performance of this Agreement and the Notes or any Loan Document to remain in strict compliance with Applicable Law from time to time in effect.  In furtherance thereof, Lenders and the Company stipulate and agree that none of the terms and provisions contained in the Notes, this Agreement or any Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law.  For purposes of this Agreement, the Notes and any other Loan Document, “interest” shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, or received under this Agreement, the Notes or any other Loan Document. The Company shall never be required to pay unearned interest or interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Agreement and the Notes or any Loan Document, which may be in actual or apparent conflict herewith. If the Notes are prepaid, or if the maturity of the Notes is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under the Notes would exceed the Maximum Rate or amount of interest any Lender or any other holder of the Notes is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event any Lender or any holder of the Notes shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Notes to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of the Notes or the amount of interest which would otherwise be payable under the Notes or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of the Company upon such determination. Lenders and the Company further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under the Notes which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of the Notes, all interest at any time contracted for, charged, taken, reserved or received from the Company or otherwise by any Lender or any other holder of the Notes.

13.9         Consent to Jurisdiction.  Subject to the provisions of Section 13.10 of this Agreement, the Company hereby agrees that any action or proceeding under this Agreement, the Notes or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of Texas, by service of process upon the Company by first class registered or certified mail, return receipt requested, addressed to the Company at its address last known to the Agent.  The Company agrees that any such suit, action or proceeding arising out of or relating to this Agreement or any other such document may be instituted in Harris County, State District Court or in the United States District Court for the District of Texas at the option of the Agent; and the Company hereby waives any objection to the venue, or any claim as to inconvenient forum, of any such suit, action or proceeding.  Nothing herein shall affect the right of the Agent to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or court.

13.10       Arbitration.  To the maximum extent not prohibited by law, any controversy, dispute or claim arising out of, in connection with, or relating to the Commitment or the Loan Documents or any transaction provided for therein, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the

Loan Documents, shall, at the request of any party to the Loan Documents (either before or after the commencement of judicial proceedings), be settled by arbitration pursuant to Title 9 of the United States Code, which the parties hereto acknowledge and agree applies to the transaction involved herein, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”). If Title 9 of the United States Code is inapplicable to any such claim, dispute or controversy for any reason, such arbitration shall be conducted pursuant to the Texas General Arbitration Act and in accordance with the Commercial Arbitration Rules of the AAA. In any such arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted in Houston, Texas, by a single arbitrator, if the amount in controversy is ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) or less, or by a panel of three arbitrators if the amount in controversy is over ONE MILLION AND NO/100 DOLLARS ($1,000,000.00). All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration Rules and each arbitrator shall be either an active attorney, a mortgage banker or retired judge with an AAA acknowledged expertise in the subject matter of the controversy, dispute or claim. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

If any party to any Loan Document files a proceeding in any court to resolve any such controversy, dispute or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section of that or any other claim, dispute or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy, dispute or claim be arbitrated in accordance with this Section.

Notwithstanding any of the foregoing, the parties hereto agree that no arbitrator or panel of arbitrators shall possess or have the power to (i) assess punitive damages, (ii) dissolve, rescind or reform (except that the arbitrator may construe ambiguous terms) any Loan Document, (iii) enter judgment on the debt, (iv) exercise equitable powers or issue or enter any equitable remedies with respect to matters submitted to arbitration, or (v) allow discovery of attorney/client privileged information. The Commercial Arbitration Rules of the AAA are hereby modified to this extent for the purpose of arbitration of any dispute, controversy or claim arising out of, in connection with, or relating to the Loan or any Loan Document. The parties hereby further agree to waive, each to the other, any claims for punitive damages and agree neither an arbitrator nor any court shall have the power to assess such damages.

No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to any Loan Document before, during or after any arbitration proceeding to: (i) exercise self-help remedies such as setoff or repossession; (ii) foreclose (judicially or otherwise) any Lien on or security interest in any real or personal Collateral; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or of Collateral securing any Indebtedness, obligation or guaranty referenced in any Loan Document. Such emergency relief may be in the nature of, but is not limited to: pre-judgment attachments, garnishments, sequestrations, appointments of receivers, or other emergency injunctive relief to preserve the status quo.

13.11      ADDITIONAL INDEMNITY.  IN ADDITION TO THE INDEMNITY PROVIDED IN SECTION 10, THE COMPANY SHALL INDEMNIFY AND HOLD AGENT, LENDER, AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, AND EMPLOYEES (COLLECTIVELY, THE “INDEMNIFIED PARTIES”), HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, SUITS, PROCEEDINGS, COSTS, EXPENSES, DAMAGES, FINES, PENALTIES, AND LIABILITIES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM (A) THE OPERATION OF THE COMPANY’S BUSINESSES, (B) ANY INDEMNIFIED PARTY’S PRESERVATION OR ATTEMPTED PRESERVATION OF COLLATERAL, AND (C) ANY FAILURE OF THE SECURITY INTERESTS AND LIENS IN THE COLLATERAL GRANTED TO THE AGENT FOR THE BENEFIT OF THE LENDERS PURSUANT TO THIS AGREEMENT TO BE OR TO REMAIN PERFECTED OR TO HAVE THE PRIORITY AS CONTEMPLATED THEREIN REGARDLESS OF WHETHER THE CLAIM IS CAUSED BY OR ARISES OUT OF, IN WHOLE OR IN PART, THE NEGLIGENCE OF ANY INDEMNIFIED PARTY OR MAY BE BASED ON THE STRICT LIABILITY OF ANY INDEMNIFIED PARTY. THIS INDEMNITY SHALL NOT APPLY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY. AT THE REQUEST OF ANY INDEMNIFIED PARTY, THE COMPANY SHALL, AT ITS OWN COST AND EXPENSE, DEFEND OR CAUSE TO BE DEFENDED ANY AND ALL SUCH ACTIONS OR SUITS THAT MAY BE BROUGHT AGAINST ANY INDEMNIFIED PARTY AND, IN ANY EVENT, SHALL SATISFY, PAY, AND DISCHARGE ANY AND ALL JUDGMENTS, AWARDS, PENALTIES, COSTS, AND FINES THAT MAY BE RECOVERED AGAINST ANY INDEMNIFIED PARTY IN ANY SUCH ACTION, PLUS ALL ATTORNEYS’ FEES AND COSTS RELATED THERETO TO THE EXTENT PERMITTED BY APPLICABLE LAW; PROVIDED, HOWEVER, THAT SUCH INDEMNIFIED PARTY SHALL GIVE THE COMPANY (TO THE EXTENT SUCH INDEMNIFIED PARTY SEEKS INDEMNIFICATION THEREFOR FROM THE COMPANY UNDER THIS SECTION 13.10) WRITTEN NOTICE OF ANY SUCH CLAIM, DEMAND, OR SUIT AFTER SUCH INDEMNIFIED PARTY HAS RECEIVED WRITTEN NOTICE THEREOF, AND SUCH INDEMNIFIED PARTY SHALL NOT SETTLE ANY SUCH CLAIM, DEMAND, OR SUIT, IF SUCH INDEMNIFIED PARTY SEEKS INDEMNIFICATION THEREFOR FROM THE COMPANY, WITHOUT FIRST GIVING NOTICE TO THE COMPANY OF THE INDEMNIFIED PARTY’S DESIRE TO SETTLE AND OBTAINING THE CONSENT OF THE COMPANY TO THE SAME, WHICH CONSENT THE COMPANY HEREBY AGREES NOT TO UNREASONABLY WITHHOLD. ALL OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 13.10 SHALL SURVIVE THE PAYMENT OF THE NOTES AND THE OBLIGATIONS.

13.12       No Waivers Except in Writing.  No failure or delay on the part of the Agent in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on the Company or any other Person in any case shall entitle the Company or such other Person to any other or further notice or demand in similar or other circumstances.

13.13      WAIVER OF JURY TRIAL.  AS TO THIS AGREEMENT THE COMPANY, THE AGENT AND EACH OF THE LENDERS HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE COMPANY, THE AGENT AND EACH OF THE LENDERS, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE AGENT, THE LENDERS AND THE COMPANY ARE HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER THE AGENT, THE COMPANY AND EACH OF THE LENDERS HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OF THEM, RESPECTIVELY, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF THE UNDERSIGNED THAT EITHER OF THE AGENT, THE COMPANY OR ANY OF THE LENDERS WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

13.14       Multiple Counterparts.  This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.

13.15       No Third Party Beneficiaries.  This Agreement is for the sole and exclusive benefit of the Company, the Agent, and Lenders.  This Agreement does not create, and is not intended to create, any rights in favor of or enforceable by any other Person.  This Agreement may be amended or modified by the agreement of the Company, the Agent, and Lenders, without any requirement or necessity for notice to, or the consent of or approval of any other Person.

13.16      RELEASE OF LIABILITY.  TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW FROM TIME TO TIME IN EFFECT, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER IT HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NO CLAIM MAY BE MADE BY THE COMPANY AGAINST THE AGENT, EACH LENDER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, AGENTS OR INSURERS, OR ANY OF THEIR SUCCESSORS AND ASSIGNS, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT OR TORT OR DUTY IMPOSED BY LAW) ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY ANY OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN

CONNECTION HEREWITH OR THEREWITH. IN FURTHERANCE OF THE FOREGOING, THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.17       Entire Agreement; Amendment.  This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire Agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof.  The provisions of this Agreement and the other Loan Documents to which the Company is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

13.18      NOTICE PURSUANT TO TX. BUS. & COMM. CODE § 26.02.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

SIRVA MORTGAGE, INC.,
an Ohio corporation f/k/a
COOPERATIVE MORTGAGE SERVICES, INC.

By:	/s/ Paul Klemme
Paul Klemme, President

AGENT:

WASHINGTON MUTUAL BANK, FA,
a federal association, as Agent for the Lenders

By:	/s/ Craig A. Moyer
Name:	CRAIG A. MOYER
Title:	FVP

DOCUMENTATION AGENT:

NATIONAL CITY BANK OF KENTUCKY,
as Documentation Agent

By:	/s/ Mary Jo Reiss
Name:	Mary Jo Reiss
Title:	Vice President

LENDERS:

WASHINGTON MUTUAL BANK, FA,
a federal association, as a Lender

By:	/s/ Benson R. Culver
Name:	BENSON R. CULVER
Title:	V.P

NATIONAL CITY BANK OF KENTUCKY,
as a Lender

By:	/s/ Mary Jo Reiss
Name:	Mary Jo Reiss
Title:	Vice President

EXHIBITS:

A	-	Advance Request (Single Family Mortgage Loans)
B	-	Existing Company Indebtedness
C	-	Collateral Procedures and Documentation
D	-	Shipping Instructions
E	-	Trust Receipt
F	-	Officer’s Certificate
G	-	Subsidiaries
H	-	Litigation
I	-	Trade Names
J	-	Certificate of Corporate Resolutions
K	-	Bailee Letter
L	-	Investors
M	-	Legal Opinion
N	-	Promissory Note
O	-	Lenders, Aggregate Commitment Amount, and Commitment Amount
P	-	Intentionally deleted
Q	-	Form of Assignment and Acceptance

EXHIBIT A

ADVANCE REQUEST FOR SINGLE-FAMILY MORTGAGE LOAN

Warehouse
Company:	SIRVA MORTGAGE, INC.
Sublimit:	☐ REGL	☐ WAMU

Loan ID#:
Mortgagor Name:
Address:
City/State/Zip:
County:
Social Security #:

Product:	Note $:		Wh $:
Prps- Units:			Check or Wire
Rate:
Closing Agent:
Clos. Agnt Contact:			Contact

Mortgage Date:		Investor:
Loan Closing Date:		Price:
Commitment #:
Expiration Date:

Prop Type:	Orig. LTV:		FICO Score:
Lien Type:	Orig CLTV:		Cred Grade:

Company:	SIRVA MORTGAGE, INC.
By (signature):
Name (printed or typed):
Phone (with area code)

Funding Method Details (if Wire, complete all sections)
Wire☐	Check☐ Check #:	Cashier’s Check☐
Bank:	ABA #:
City & State :	Account #:
Closing
Agent/Beneficiary
Clos. Agnt/Benef.
Address:

EXHIBIT B

LIST OF EXISTING INDEBTEDNESS OF COMPANY

LENDER	TYPE OF FINANCING	COMMITMENT AMOUNT	SECURITY	BALANCE OUTSTANDING AS OF March 31, 2001

Washington Mutual	Warehouse Line	$40,000,000.00	Whole Loans	$28,669,800

EXHIBIT C

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING
SINGLE-FAMILY MORTGAGE LOANS

The following collateral procedures and documentation requirements must be observed in all respects by SIRVA MORTGAGE, INC. (the “Company”). All documents must be satisfactory to Agent in its sole discretion. Terms used below, which are not otherwise defined, shall have the meanings given them in the Third Amended and Restated Warehousing Credit and Security Agreement, as amended, modified or renewed from time to time.

I.                                         Warehouse Advance against Single-family Mortgage Loans (Dry Advance). Prior to Lenders making an Advance that is not a Wet Advance, the Agent must receive the following, by 11:00 a.m. Houston, Texas time for an Advance to be funded the same day:

(a)                                  Request for Advance against Single-Family Mortgage Loans (Exhibit “A”) by fax or electronic means.

(b)                                 Original signed Mortgage Note with an endorsement “in blank” on or attached to the Mortgage Note.

(c)                                  Copy of Mortgage (including, if requested by Agent and at the Agent’s sole discretion, the original certification of closing agent that such photocopy is a true copy of the original that has been sent for recording),

(d)                                 Original Assignment of the Mortgage “in blank,” in recordable form.

(e)                                  Copy of the intervening Assignment of the Mortgage, whether recorded or unrecorded.

II.                                     Warehouse Advance against Single-family Mortgage Loans (Wet Advances). Prior to Lenders making a Wet Advance, the Agent must receive the following, by 11:00 a.m. Houston, Texas time for an Advance to be funded the same day:

(a)                                  Request for Advance against Single-Family Mortgage Loans (Exhibit “A”). (Form may be sent by facsimile or by electronic means.)

The Mortgage Note and other supporting documents described in Section I must be received by the Agent within five (5) Business Days of the date of the Wet Advance.

III.                                 Delivery of Mortgage Loans and Mortgage-backed Securities. The Agent exclusively shall deliver pledged Mortgage Notes or Pledged Securities held by the Agent, if any, to an Investor or Approved Custodian unless otherwise agreed in writing. The HUD, FNMA and FHLMC forms referred to herein are for convenience only and the Company shall use the equivalent forms required at the time of delivery of the pledged Mortgage Notes or Pledged Securities.

A.                                   The following procedures are to be followed for deliveries of pledged Mortgage Notes to Investors:

No later than 2:00 p.m. Houston, Texas time one (1) Business Day prior to the expiration date of the Purchase Commitment, the Agent must receive the following:

(1)                                  Signed shipping instructions for the delivery of the pledged Mortgage Note including the following (such shipping instructions to be substantially in the form of Exhibit “D” to this Agreement):

(a)                                  Name and address of the office of the Investor to which the Mortgage Note is to be shipped and the preferred method of delivery;

(b)                                 Instructions for endorsement of the Mortgage Note;

(c)                                  Name of Mortgagor or Mortgage Loan number and Mortgage Note Amount.

(2)                                  For deliveries of pledged Mortgage Notes to FNMA for cash purchase, the following additional documents are required:

Original Loan Schedule (FNMA approved form) showing the Agent’s designated FNMA payee code as recipient of the loan purchase proceeds.

(3)                                  For deliveries of pledged Mortgage Notes to FHLMC for cash purchase, the following additional documents are required:

(a)                                  Original completed Warehouse Lender Release of Security Interest (FHLMC approved form ) to be executed by the Agent.

(b)                                 Original Wire Transfer Authorization for a Cash Warehouse Delivery (FHLMC approved form), designating the Agent as the Warehouse Lender and showing the cash collateral account designated by the Agent as the receiving account for loan purchase proceeds.

B.                                     The following procedures are to be followed for deliveries of pledged Mortgage Notes to Approved Custodians for the issuance of Mortgage-backed Securities:

No later than one (1) Business Day prior to required delivery date to the Approved Custodian, the Agent must receive the following:

(1)                                  Signed shipping instructions for the delivery of the Mortgage Notes within the Collateral to the Approved Custodian including the following (such shipping instructions to be in the form of Exhibit “D” to this Agreement):

(a)                                  Name and address of the office of the Approved Custodian to which the Mortgage Notes are to be shipped and the preferred method of delivery;

(b)                                 Instructions for endorsement of the Mortgage Note; and

(c)                                  Names of Mortgagor or Mortgage Loan number and Mortgage Note Amounts of pledged Mortgage Notes.

(2)                                  For FNMA Mortgage-backed Securities issuance, the following additional documents are required:

(a)                                  Original Schedule of Mortgages (FNMA approved form).

(b)                                 Original executed Security Release Certification (FNMA approved form) to be executed by the Agent.

(c)                                  Original Delivery Schedule (FNMA approved form), instructing FNMA to issue the Mortgage-backed Securities in the name of the Company with the Agent as pledgee and to deliver the Mortgage-backed Securities to the Agent’s custody account and bearing the following instructions:  These instructions may not be changed without the prior written consent of Washington Mutual Bank, FA.

(3)                                  For FHLMC Mortgage-backed Securities issuance, the following additional documents are required:

Original Settlement Information and Delivery Authorization (FHLMC approved form), designating the Agent as the Warehouse Lender and instructing FHLMC to deliver the Mortgage-backed Securities to the Agent’s custody account.

(4)                                  For GNMA Mortgage-backed Securities issuance, the following additional documents are required:

(a)                                  Signed original Schedule of Mortgages (HUD approved form).

(b)                                 Signed original Schedule of Subscribers (HUD approved form) instructing GNMA to issue the Mortgage-backed Securities in the name of the Company and designating Washington Mutual Bank, FA as Agent for the Lenders as the subscriber.  The following instructions must also be included on the form: “These instructions may not be changed without the prior written consent of Washington Mutual Bank, FA.”

(c)                                  Completed original Release of Security Interest (HUD approved form) to be executed by the Agent.

(5)                                  No later than two (2) Business Days prior to the Settlement Date for the Mortgage-backed Securities, the Agent must receive signed securities delivery instructions in a form acceptable to the Agent.

Upon instruction by the Company, the Agent will complete the endorsement of the pledged Mortgage Note and make arrangements for the delivery of the Mortgage Note with the appropriate Bailee Letter to the Investor or Approved Custodian.  Upon receipt of Mortgage-backed Securities, the Agent will cause such Mortgage-backed Securities to be delivered to the Investor which issued the Purchase Commitment. Mortgage-backed Securities will be released to the Investor only upon payment of the purchase proceeds to the Agent. Cash proceeds of sales of Mortgage Loans and Mortgage-backed Securities within the Collateral shall be applied to related Advances outstanding under the Commitment.

SCHEDULE II

CONFIRMATION LETTER

[On Take-out Investor’s Letterhead]

Sent via facsimile to (713) 543-6022

[Date]

Attn: Kay Thomas

Washington Mutual Bank, FA

3200 Southwest Freeway

PT1922

Houston TX 77027

Phone: (713) 543-6408

Re:
Mortgagor Name:
Mortgage Note Date:
Mortgage Note Amount:	$

[Investor Name] is in possession of the Mortgage Note(s) identified above [or on the attached schedule] and has been asked to ship the Mortgage Note(s) to Washington Mutual Bank, FA upon receipt of a wire greater than or equal to the Mortgage Note Amount(s) stated herein.

Please wire funds to the following:

Receiving Bank:
Bank City & State:
ABA Number:	-	-
Account Name:
Account Number:
Reference:

Upon the receipt of funds pursuant to the above instructions, we will deliver the Mortgage Note to you at the above address. Please contact the undersigned with any questions.

Sincerely,

Signature:
Name:
Title:
Phone:

EXHIBIT D

FORM OF SHIPPING REQUEST AND AUTHORIZATION

Date:

Attn: Loan Administrator	Fax: (713) 543-6022
Washington Mutual Bank, FA	Mortgage Banker Finance
3200 Southwest Freeway, HOU 1922	Houston TX 77027

This letter serves as authorization for Washington Mutual Bank, FA as Agent to endorse and ship the Mortgage Note(s) listed below or on the attached schedule:

Mortgagor Name	Loan Number	Mortgage Note Amount

Insert the following take-out investor name in the endorsement or allonge:

Deliver the Mortgage Note(s) as follows, using our overnight delivery account mentioned below:

Date to be shipped:
Ship to this company:
Attn (person or dept.):
Street Address:
City/State/Zip
Telephone:
Overnight delivery provider:
Our overnight account #:

Company:	SIRVA MORTGAGE, INC.
By: (signature)
Name: (printed)
Phone: (printed)

Requests received after 2:00 p.m. Central will be processed the next Business Day.

EXHIBIT E

TRUST RECEIPT

Date:

Attn: Loan Administrator	Fax: (713) 543-6022
Washington Mutual Bank, FA	Mortgage Banker Finance
3200 Southwest Freeway, HOU 1922	Houston TX 77027

The undersigned, SIRVA MORTGAGE, INC., an Ohio corporation (the “Company”), hereby requests that WASHINGTON MUTUAL BANK, FA, a federal association (“Agent”) return to the Company the original mortgage note(s) for the mortgage loan(s) listed below, for the reason(s) set forth below:

Mortgagor Name (or Loan Number)	Mortgage Note Amount	Reason(s)

The Company hereby acknowledges that (a) a security interest pursuant to the Uniform Commercial Code in the Mortgage Notes and proceeds thereof has been granted to the Agent; (b) the Company will hold these Mortgage Notes in trust for Agent and Lenders as provided under and in accordance with all provisions of the Third Amended and Restated Warehousing Credit and Security Agreement as same may be amended from time to time (the “Agreement”); (c) the Company will return the corrected Mortgage Notes to Agent no later than the close of business on the tenth calendar day following the date of this letter; and (d) the aggregate principal sum of all Mortgage Notes released to Company in trust does not exceed $500,000. All capitalized terms appearing herein have the same meanings ascribed to them in the Agreement.

COMPANY:	SIRVA MORTGAGE, INC.
By: (signature)
Name: (printed)
Phone: (printed)

***For optional Washington Mutual Bank, FA use only***

Date Washington Mutual Bank, FA Delivers Mortgage Note to Company for correction/completion	Initials	Date Loan Administrator receives corrected/completed Mortgage Note from Company	Initials

EXHIBIT F

COMPLIANCE CERTIFICATE

COMPANY:	SIRVA MORTGAGE, INC.
LENDER:	WASHINGTON MUTUAL BANK, FA,
TODAY’S DATE:	, 20
REPORTING PERIOD ENDED:	ended , 20

This certificate is delivered to Lender under the Third Amended Warehousing Credit and Security Agreement dated effective as of September 30, 2002 between the Company and the Lender (the “Agreement”), all the defined terms of which have the same meanings when used herein.

I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer of Company designated below; (b) to the best of my knowledge, the Financial Statements of Company from the period shown about (the “Reporting Period”) and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Company as f the end of the Reporting Period and the results of its operations for Reporting Period; (c) a review of the Agreement and of the activities of the Company during the Reporting Period has been made under my supervision with a view to determining Company’s compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Default or Event of Default, except as disclosed herein (which specifies the nature a d period of existence of each Default or Event of Default, if any, and what action Company has taken, is taking, and proposes to take with respect to each); (d) the calculations described herein evidence that the Company is in compliance with the requirements of the Agreement at the end of the Reporting Period (or if Company is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions the Company proposes to take with respect thereto); (e) the company was, as of the end of the Reporting Period, in compliance and good standing with applicable FNMA, GNMA, FHLMC, and HUD net worth requirements.

SIRVA MORTGAGE, INC.
By:
Name:
Title:

COMPANY:	SIRVA MORTGAGE, INC.
REPORTING PERIOD ENDED:

All financial calculations set forth herein are as of the end of the Reporting Period.

I.                                         TANGIBLE NET WORTH

The Tangible Net Worth of the Company is:
Shareholder’s Equity:	$
Minus: Intangible Assets, including Capitalized Servicing Rights:	$
Minus: Advances of loans to shareholders, officers or Affiliates:	$
Minus: Investments in Affiliates:	$
Minus: Assets pledged to secure liabilities not included in Debt:	$
Minus: Net Investment in Real Estate	$
Minus: Any other HUD nonacceptable assets:	$
TANGIBLE NET WORTH:	$

II.                                     ADJUSTED TANGIBLE NET WORTH

The Adjusted Tangible Net Worth of the Company is:
Tangible Net Worth (from above):	$
Plus: Subordinated Debt:	$
Plus: 1.00% times UPB of Servicing Rights:	$
ADJUSTED TANGIBLE NET WORTH:	$
REQUIRED MINIMUM through [insert covenant date change]	$ x,xxx,xxx
REQUIRED MINIMUM after [insert covenant date change]	$ x,xxx,xxx
In compliance?	[Yes or No]

III.                                 DEBT OF THE COMPANY

Total Liabilities	$
Minus: Loan loss reserves:	$
Minus: Deferred taxes arising from capitalized excess servicing fees:	$
DEBT:	$

IV.                                DEBT TO ADJUSTED TANGIBLE NET WORTH

Debt (from above):	$
Adjusted Tangible Net Worth	$
RATIO OF ADJUSTED TANGIBLE NET WORTH:	:1
Maximum permitted through [insert covenant date change]	xx:1
Maximum permitted after [insert covenant date change]	xx:l
In compliance?	[Yes or No]

V.                                    CURRENT RATIO

Current Assets (assets that are now cash or will be by their terms or disposition be to cash within one year of the date of calculation)	$
Current Liabilities (liabilities due upon demand or within one year from the date of calculation)	$
RATIO OF CURRENT ASSETS TO CURRENT LIABILITIES	:1
Minimum required through [insert covenant date change]	xx:1
Minimum required after [insert covenant date change]	xx:1
In compliance?	[Yes or No]

VI.                                OWNER/OFFICER COMPENSATION

	Current Month	Year-to-Date
Expensed Compensation	$	$
Plus: Dividends	$	$
Plus: Loans to Owners	$	$
Plus: Loans to Other Officers	$	$
TOTAL	$	$

VII.                            PRODUCTION

	Current Month		Year-to-Date
Total Mortgage Loans Funded	$		$
Wholesale as % of Total		%		%
Retail as% of Total		%		%

By Category	Current Month		Year-to-Date
Government as % of Total		%		%
Conventional as % of Total		%		%
Jumbo as % of Total		%		%
Subprime as % of Total		%		%
Second Mortgages as %		%		%
Other (Describe)%				%
Total (Must = 100%)%				%

VIII.                        TRANSACTIONS WITH AFFILIATES

Transactions with Affiliates (year-to-date)	$
Maximum permitted	$ [$ from credit agreement]
In compliance?	[Yes or No]

IX.                                THIRD PARTY REPORTS

All reports received from third parties (such as the SEC, FNMA, GNMA, FHLMC) subsequent to the last reporting period are attached hereto. These reports include the following (if none, write “None”):

X.                                    DEFAULTS OR EVENTS OF DEFAULT

Disclose nature and period of existence and action being taken in connection therewith; if none, write “None”:

EXHIBIT G

LIST OF SUBSIDIARIES

NAME	ADDRESS OF PRINCIPAL OFFICE	STATE OF ORGANIZATION	WHERE QUALIFIED FOREIGN CO.	COMPANY’S PERCENTAGE OWNERSHIP

None.

EXHIBIT H

DISCLOSURE OF PENDING LITIGATION

(Include the caption of the case, including styling, cause number, and court in which it is pending, date filed, status of the proceedings, and description of claims, counterclaims and damages asserted.)

None.

EXHIBIT I

TRADE NAMES OF COMPANY

Trade Name	Jurisdiction Used

Cooperative Mortgage Services, Inc.	AL; AK; AR; AZ; CA; CT; DE; FL; HI; ID;
IN; IA; KS; KY; LA; MD; ME; MN; MI; MIT;
NE; NV; NH; NM; ND; OH; O; PA; RI; SC;
SD; TN; TX; UT; VT; WA; WV; WY
CMS Mortgage Services, Inc.	DC; GA; NY; MI; MO; NJ; NC; OK; IL; VA
CMS Mortgage Services	MA; WI

EXHIBIT J

CERTIFICATE OF CORPORATE RESOLUTIONS

AND INCUMBENCY OF OFFICERS

(BORROWING AUTHORITY)

I, the undersigned, hereby certify that I am the Secretary of SIRVA MORTGAGE, INC., a corporation duly organized and existing under the laws of the State of Ohio (the “Company”).

I further certify that true and correct copies of the Articles of Incorporation and Bylaws of the Company together with all amendments thereto are attached hereto as Exhibits “A” and “B”, respectively, and that such articles and bylaws remain unaltered and in full force and effect.

I further certify that the following resolutions were duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors of the Company, duly and legally called and held in accordance with the Articles of Incorporation and Bylaws of the Company on the        day of             , 2002, at which meeting a quorum was present and voting throughout, or (if the foregoing date was not completed) pursuant to a written consent signed by all of the Directors of the Company in accordance with the Articles of Incorporation and Bylaws of the Company, and that such resolutions are now in full force and effect and have not been amended, modified or revoked:

“RESOLVED, that the President, any Vice President (Senior, Executive, Assistant, or otherwise) or Secretary of this Company acting alone without the joinder of any other officer, is hereby authorized in the name and on behalf of this Company (i) to borrow from and to otherwise incur liabilities to WASHINGTON MUTUAL BANK, F.A. and NATIONAL CITY BANK OF KENTUCKY (collectively “Lenders”) from time to time, in such amounts, for such periods of time, at such rates of interest and payable in such manner as such officers may deem necessary or proper, and (ii) as evidence of such indebtedness so incurred, to execute and deliver to Lenders such promissory notes, loan agreements, credit and security agreements, and other instruments, documents and agreements, including, but not limited to that certain Third Amended and Restated Warehousing Credit and Security agreement to be dated September 30, 2002 among the Company and the Lenders and any other documents to be executed or required in connection therewith, containing such terms and provisions as may be acceptable or agreeable to any one of such officers, such acceptance and agreement to be conclusively evidenced by the execution and delivery thereof by any one of such officers;

FURTHER RESOLVED, that this Company grant to Lenders a lien and/or security interest upon such assets of this Company as may be agreed upon between any one of the above named officers and Lenders, as security for all present and future indebtedness, obligations and liabilities of this Company to Lenders and that each of said officers, acting alone without the joinder of any other officer, is hereby authorized in the name and on behalf of this Company to execute and deliver such security agreements, deeds of trust and other instruments, documents and agreements as may be required by Lenders in connection with each such grant of a lien and/or security interest and containing such terms and provisions as may be acceptable or agreeable to any one of such officers, such acceptance and agreement to be conclusively evidenced by the execution and delivery thereof by any one of such officers;

FURTHER RESOLVED, that any one of the above named officers, acting alone without the joinder of any other officer, is hereby authorized in the name and on behalf of this Company to take such further action and to do all things that any one of such officers deems necessary in connection with any (i) increases, renewals, extensions, rearrangements, retirements or compromises of any indebtedness, obligations and liabilities owing to Lenders from time to time by this Company, either directly or by assignment, and (ii) amendments to any of the provisions contained in any instruments, documents or agreements evidencing, securing, governing and/or pertaining to any indebtedness, obligations and liabilities owing to Lenders by this Company from time to time;

FURTHER RESOLVED, that any one of the above named officers or any other person or representative now or hereafter designated by the Company or any officers of the Company acting alone without the joinder of any other officer or representative, is hereby authorized in the name and on behalf of this Company to (i) make requests for advances under any credit facility that this Company may have with Lenders from time to time, and (ii) do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered, all such instruments, documents, agreements, requests, and certificates (including without limitation, any and all shipping requests, trust receipts, notices, and certificates required or permitted to be given or made to Lenders under the terms of any of the instruments, documents or agreements executed on behalf of this Company in connection with these resolutions), as any and all of such officers or representatives may deem necessary, advisable or appropriate to effectuate and carry out the purposes and intent of the foregoing resolutions and to perform the obligations of this Company under all instruments, documents, and agreements executed on behalf of this Company in connection with any indebtedness, obligations or liabilities incurred by this Company to Lenders from time to time;

FURTHER RESOLVED, that all acts, transactions or agreements with Lenders undertaken prior to the adoption of the foregoing resolutions by any one or more of the officers and/or representatives of this Company in its name and on its behalf in connection with the. foregoing matters are hereby ratified, confirmed and adopted by this Company; and

FURTHER RESOLVED, that each of the officers of this Company is hereby authorized and directed to certify these resolutions to Lenders;

FURTHER RESOLVED, the foregoing resolutions shall continue in full force and effect, and the Lenders is authorized to rely upon the foregoing resolutions unless and until (i) countermanded by resolution of the Board of Directors of this Company, and (ii) a copy of such resolution, properly certified by an officer of this Company, has actually been received by Lenders.”

I further certify that the foregoing resolutions do not conflict with the Articles of Organization or Operating Agreement of the Company, or any amendments thereto.

I further certify that neither the seal of the Company, nor the attestation by the Secretary, Assistant Secretary or any other officer of the Company, is necessary to make any instruments, documents or agreements executed by the officers or representatives of this Company pursuant to the foregoing resolutions, enforceable against the Company, unless such seal is affixed to, or such attestation is provided on, such instruments, documents or agreements.

I further certify that the officers of the Company set forth below have been duly elected and qualified and as of the date hereof hold the specified offices with the Company, that the signature set forth beside each officer’s name is the true signature of such officer, and that the signature set forth beside the name of each of the representatives specified in the foregoing resolutions is the true signature of such representative:

TITLE	TYPED NAME	SIGNATURE

IN WITNESS WHEREOF, I hereunto subscribe my name this    day of September, 2002.

By:
individually and as Secretary of Sirva Mortgage, Inc.

EXHIBIT K

BAILEE LETTER

[Washington Mutual Bank, FA to insert date and Investor name/address]

Re:          Purchase of Mortgage Loans from Sirva Mortgage, Inc.

Ladies and Gentlemen:

Pursuant to the terms and conditions set forth below, we hereby deliver to you with this letter, the Mortgage Note evidencing each Mortgage Loan listed on the attached schedule, to facilitate your purchase of these Mortgage Loans. Each Mortgage Loan comprises a portion of the Collateral under that certain Third Amended and Restated Warehousing Credit and Security Agreement dated September 30, 2002 among Sirva Mortgage, Inc. (the “Company”) , Washington Mutual Bank, FA, a federal savings bank (the “Agent”), and The Lenders Party Thereto, as the same may be amended, modified, extended, or renewed from time to time (the “Credit Agreement”). Each capitalized term used herein has the meaning ascribed to it in the Credit Agreement.

By taking physical possession of this letter and the Mortgage Notes attached hereto, you hereby agree to each of the following:

You will hold the attached Mortgage Note(s) and all related Mortgage Loan files in trust as custodian, agent, and bailee on behalf of Washington Mutual Bank, FA until your status as bailee is terminated as set forth below;

You agree not to release or deliver the Mortgage Note or any other Mortgage Loan document to any party except Washington Mutual Bank, FA, without Washington Mutual Bank, FA’s written consent;

You will not take any action that may jeopardize the security interest of Washington Mutual Bank, FA in the Collateral;

Within thirty (30) days of the date on this letter, you will either:

Wire the purchase funds as follows:
Receiving Bank:	Washington Mutual Bank, FA
Location:	Houston TX
ABA Number:	111-993-776
Account Name:	Sirva Mortgage, Inc.
Account Number:	93100000674646
Reference:	[Investor: Input Mortgagor Last Name or Loan Number]

OR

return the Mortgage Note and Mortgage Loan file to Teresa Earley, Washington Mutual Bank, FA, Mortgage Banker Finance, 3200 Southwest Freeway, PT-1922, Houston TX 77027, phone: (713) 543-6886. Washington Mutual Bank, FA hereby agrees that upon receipt of the warehouse amount specified on the attached schedule, remitted as specified above, our security interest in the Mortgage Loan shall be fully released automatically and your responsibilities as bailee shall terminate.

Sincerely,

WASHINGTON MUTUAL BANK, FA, a federal association

EXHIBIT L

LIST OF INVESTORS

EXHIBIT M

OPINION LETTER

                   , 2002

Washington Mutual Bank, FA

3200 Southwest Freeway

Suite 1922

Houston, Texas 77027

Re:  Third Amended and Restated Warehousing Credit and Security Agreement (Single-Family Mortgage Loans)

Gentlemen:

We have acted as special counsel for SIRVA MORTGAGE, INC., an Ohio corporation (the “Company”), in connection with the negotiation and execution of the following documents (collectively, the “Credit Documents”):

1.             the Third Amended and Restated Warehousing Credit and Security Agreement (Single-Family Mortgage Loans) dated effective as of September 30, 2002 (the “Loan Agreement”), among the Company, the lenders identified therein (“Lenders”) and Washington Mutual Bank, FA as Agent for the Lenders (the “Agent”);

2.             the Promissory Note dated effective as of September 30, 2002, executed and delivered by the Company payable to the order of Washington Mutual Bank, FA in the original principal amount of $35,000,000.00; and

3.             the Promissory Note dated effective as of September 30, 2002, executed and delivered by the Company payable to the order of National City Bank of Kentucky in the original principal amount of $21,000,000.00.

Unless otherwise provided herein, terms used herein which are defined in the Credit Documents (including schedules and exhibits thereto) and not defined herein shall have the meanings attributed thereto in the Credit Documents.

A.            Basis of Opinion.

As the basis for the conclusions expressed in this opinion letter, we have examined, considered and relied upon the following:

1.             A copy of each of the Credit Documents executed by the Company;

2.             Recent Certificates of Domestic Status of the Company issued by the Secretary of State of the State of Ohio;

3.             A copy of the Articles of Incorporation and amendments thereto, and a copy of the Bylaws of the Company, in each case as certified to us by the Company Certificate;

4.             Such other documents and records as we have deemed relevant, necessary or appropriate in connection with or as a basis for the opinions hereafter set forth; and

5.             Such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

For the purposes of this opinion letter, the documents and information referred to in this Section A are herein collectively referred to as the “Documents”.

B.            Opinions.

Based upon our examination and consideration of the foregoing Documents, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in Section C below, we are of the opinion that:

1.             The Company (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio (ii) has the full legal power and authority and all necessary licenses, permits, franchises, and other authorizations to own and operate its property and assets and to transact the business in which it is engaged, and (iii) is duly qualified to transact business in each jurisdiction where the nature of the business it transacts or the property it owns requires such qualification or licensing except in such jurisdictions where the failure to be in good standing or be licensed (as the case may be) would have no material adverse effect on the Company.

2.             The Company has the requisite corporate power to execute, deliver, and perform the terms and provisions of each of the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery, and performance by it of each such Credit Document.  The Company has duly executed each of the Credit Documents, and each such Credit Document constitutes its legal, valid, and binding obligation enforceable in accordance with its terms, except as the enforceability of the rights and remedies of the Lender under each of the Credit Documents may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) including requirements of reasonableness and good faith in the exercise of rights and remedies under the Credit Documents.

3.             Neither the execution, delivery, or performance by the Company of the Credit Documents, nor compliance by it with the terms and provisions thereof, (i) will contravene any law, statute, rule, or regulation; (ii) to the best of our knowledge, will contravene any order, writ, injunction, or decree of any court or governmental instrumentality; (iii) to the best of our knowledge, will conflict or be inconsistent with or result in any breach of any of the material terms, covenants, conditions, or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Company pursuant to the terms of any agreement of the Company; (iv) will violate any provision of the Articles of Incorporation or Bylaws of the Company.

4.             No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with,

(i) the execution, delivery and performance of any Credit Document, or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

5.             To the best of our knowledge, there are no actions, suits, or proceedings pending or threatened (i) with respect to any Credit Document or (ii) that could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company.

6.             The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7.             The Company is not a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

8.             The execution and delivery of the Loan Agreement by the Company is effective to create a valid and enforceable security interest in favor of the Agent in the Collateral and the proceeds thereof.

9.             The Agent will have a valid and duly perfected security interest, without further requirements for perfection, in (a) the Pledged Mortgages and Pledged Securities upon the delivery thereof to the Agent and (b) the other Collateral described in the Financing Statements to the extent that a security interest therein may be perfected under Article 9 of the UCC solely by filing a financing statement with the Secretary of State of Ohio, which lien shall be superior to any other interests therein.

C.             Comments, Assumptions, Limitation, Qualifications and Exceptions.

The opinions expressed in Section B above are based upon, and subject to, the further comments, assumptions, limitations, qualifications and exceptions set forth below:

Respectfully submitted,

EXHIBIT N

PROMISSORY NOTE

$ .00	Houston, Texas

FOR VALUE RECEIVED, the undersigned, SIRVA MORTGAGE, INC., an Ohio corporation (herein called the “Borrower”), hereby promises to pay to the order of                                                                  (the “Lender” or, together with its successors and assigns, the “Holder”) whose principal place of business is                                                                                             , or at such other place as the Holder may designate from time to time, the principal sum of                              ($             .00) or so much thereof as may be outstanding from time to time pursuant to the Third Amended and Restated Warehousing Credit and Security Agreement (the “Agreement”) dated September 30, 2002 among the Borrower and Washington Mutual Bank, FA, in its capacity as one of the lenders and as Agent for the other lenders party thereto and the lenders party thereto (including the Lender), as the same may be amended, supplemented, or restated from time to time, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rate and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement.

This Note is issued and delivered under the Agreement and is a Note as defined therein and is entitled to the benefits thereof.  Reference is hereby made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein.

[This Note is given in renewal and extension, but not extinguishment, of that certain promissory note (“Prior Note”) dated                                in the original principal amount of                               ($                ) executed by the Borrower payable to the order of Lender. All liens, security interests, and assignments securing the Prior Note are hereby ratified, confirmed, renewed, extended, and carried forward as security for the repayment of this Note, in addition to and cumulative of all other security.]

The entire unpaid principal balance of this Note plus all accrued and unpaid interest shall be due and payable in full on the Termination Date.

This Note may be prepaid in whole or in part at any time without premium or penalty.

Should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, and all costs of collecting this Note, including reasonable attorneys’ fees and expenses.

This Note shall be construed and enforced in accordance with the laws of the State of Texas, without reference to its principles of conflicts of law, and applicable federal laws of the United States of America.

This Note is secured by all security agreements, collateral assignments, deeds of trust and lien instruments executed by the Borrower in favor of the Agent for the benefit of the Lenders, or executed by any other Person as security for this Note, including any executed prior to, simultaneously with, or after the date of this Note.

The Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Collateral at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any Lien at any time had or existing as security for any amount called for hereunder.

It is the intention of the parties hereto to conform strictly to usury laws applicable to the Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United Stales of America and the State of Texas), then, in that event, notwithstanding anything to the contrary herein or in the Agreement or in any other Loan Document or agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged, or received herein or under the Agreement or under any of the other aforesaid Loan Documents or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the Lender resulting from any Event of Default under the Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required). Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note or any of the Loan Documents which are made for the purpose of determining whether the interest rate exceeds the Maximum Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received, or provided for under this Note of any of the Loan Documents. To the extent that Section 303 of the Texas Finance Code is relevant for purposes of determining the Maximum Rate, the Lender hereby elects to determine the applicable rate ceiling under such statute by the weekly rate ceiling from time to time in effect, subject to the Lender’s right subsequently to change such method in accordance with applicable law.

BORROWER:

SIRVA MORTGAGE, INC., an Ohio corporation f/k/a Cooperative Mortgage Services, Inc.

By:
Name:
Title:

EXHIBIT O

LENDERS, AGGREGATE COMMITMENT AMOUNT,
AND COMMITMENT AMOUNT

		COMMITMENT AMOUNT
NAME OF LENDER		Prior to July 30, 2003	On and After July 31, 2003
Washington Mutual Bank, FA 3200 Southwest Freeway, Suite 1922 Houston, Texas 77027	Tranche A Commitment:	$17,500,000.00	-0	-
	Tranche B Commitment:	$17,500,000.00	$17,500,000.00

National City Bank of Kentucky 101 South Fifth Street, T06K Louisville, Kentucky 40202	Tranche A Commitment:	$10,500,000.00	-0	-
	Tranche B Commitment:	$10,500,000.00	$10,500,000.00
Aggregate Commitment Amount		$56,000,000.00	$28,000,000.00

EXHIBIT P

(Intentionally deleted)

EXHIBIT “Q”

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Third Amended and Restated Warehousing Credit and Security Agreement (Single Family Home Loans) dated as of September 30, 2002 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SIRVA MORTGAGE, INC., an Ohio corporation (“Borrower”), WASHINGTON MUTUAL BANK, FA, a federal association, successor by merger to Bank United, a federal savings bank, and the other entities from time to time parties thereto as lenders (collectively, the “Lenders”), WASHINGTON MUTUAL BANK, FA, a federal association, successor by merger to Bank United, a federal savings bank, as agent for the Lenders (in such capacity, the “Agent”) and NATIONAL CITY BANK OF KENTUCKY, as Documentation Agent and a Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

             (the “Assignor”) and                   (the “Assignee”) agree as follows:

1.             The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date (as defined below), an interest (the “Assigned Interest”), as specified on SCHEDULE 1, in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the credit facilities contained in the Credit Agreement as are set forth on SCHEDULE 1 (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on SCHEDULE 1.

2.             The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any of its Affiliates or any other obligor or the performance or observance by Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto.

3.             The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of such of the financial statements delivered pursuant to Section 6.2 thereof as it has requested and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.             The effective date of this Assignment and Acceptance shall be               ,                           (the “Assignment Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Credit Agreement, effective as of the Assignment Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Domestic Business Days after the date of such acceptance and recording by the Agent).

5.             Upon such acceptance and recording, from and after the Assignment Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Assignment Effective Date or accrue subsequent to the Assignment Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Assignment Effective Date or with respect to the making of this assignment directly between themselves.

6.             From and after the Assignment Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7.             This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to provisions or principles thereof relating to conflict of laws or choice of law.

8.             This Assignment and Acceptance may be executed by one or more of the parties to this Assignment and Acceptance on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on SCHEDULE 1 hereto.

SCHEDULE I

TO ASSIGNMENT AND ACCEPTANCE

RELATING TO THE CREDIT AGREEMENT,

DATED AS OF SEPTEMBER 30, 2002

AMONG

SIRVA MORTGAGE, INC., AS BORROWER

THE LENDERS PARTY THERETO (THE “LENDERS”)

AND

WASHINGTON MUTUAL BANK, FA, A FEDERAL ASSOCIATION, SUCCESSOR BY MERGER

TO BANK UNITED, A FEDERAL SAVINGS BANK,

AS AGENT FOR THE LENDERS

(IN SUCH CAPACITY, THE “AGENT”)

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned(1)

	$	.	%

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By	By
Name:	Name:
Title:	Title:

(1)  Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the Aggregate Commitment of all Lenders.

Accepted for Recordation in the Register:	Consented To:

Washington Mutual Bank, FA, successor by merger to Bank United, as the Agent	Sirva Mortgage, Inc., an Ohio corporation f/k/a Cooperative Mortgage Services, Inc. as Borrower

By
Name:	By
Title:	Name:
Title:

Washington Mutual Bank, FA, successor by merger to Bank United, as the Agent

By
Name:
Title:

National City Bank of Kentucky, as Document Agent

By
Name:
Title: